UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant
☒
Filed by a Party other than the Registrant
☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Murphy Oil Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MURPHY OIL CORPORATION

2023 NOTICE OF ANNUAL MEETING & PROXY STATEMENT

Annual Meeting of Stockholders to be held Wednesday, May 10, 2023

ENERGY THAT EMPOWERS PEOPLE

do right always | think beyond possible | stay with it

MURPHY
OIL CORPORATION

Notice of Annual Meeting

of Stockholders

Date: Wednesday, May 10, 2023 Time: 10:00 a.m. Central Daylight Time / 11:00 a.m. Eastern Daylight Time Virtual Location: www.virtualshareholdermeeting.com/MUR2023

The 2023 Annual Meeting of Stockholders of Murphy Oil Corporation, a Delaware corporation, will be held on Wednesday, May 10, 2023, at 10:00 a.m. CDT, in a virtual-only format via live webcast at http://www.virtualshareholdermeeting.com/MUR2023. The Proxy Statement is first sent to stockholders on or about March 24, 2023.

Matters to be voted on:

1	Election of Directors;

2	Advisory vote to approve executive compensation;

3	Advisory vote on the frequency of an advisory vote on executive compensation;

4	Approval of the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm for 2023; and

5	Such other business as may properly come before the meeting.

Record date:

Only stockholders of record at the close of business on March 13, 2023, the record date fixed by the Board of Directors of the Company, will be entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. A list of all stockholders entitled to vote will be on file at the office of the Company, 9805 Katy Freeway, G-200, Houston, Texas 77024, at least ten days before the meeting.

Your vote is very important to us and to our business:

Prior to the meeting, you may submit your vote and proxy by telephone, mobile device, the internet, or, if you received your materials by mail, you can sign and return your proxy card. Instructions on how to vote can be found on page 58.

E. Ted Botner

Senior Vice President, General Counsel and Corporate Secretary

Murphy Oil Corporation

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 10, 2023:

We have elected to take advantage of the U.S. Securities and Exchange Commission (the “SEC”) rules that allow us to furnish proxy materials to the Company’s stockholders via the internet. These rules allow us to provide information that the Company’s stockholders need while lowering the costs and accelerating the speed of delivery and reducing the environmental impact of the Annual Meeting. This Proxy Statement, along with the Company’s Annual Report to Stockholders, which includes the Company’s Form 10-K report for the year ended December 31, 2022, are available via the internet at www.proxydocs.com/MUR.

    2023 PROXY STATEMENT      i

 Murphy Oil at a Glance

Our Social and Environmental Sustainability

Our People

Competitive compensation and benefits along with an inclusive work environment help us to attract and retain talented people, the real strength of our Company.

A summary of employee benefits, which may vary by country, is listed below:

·	Medical, dental, and vision health care coverage

·	Paid leave for mothers and fathers for birth or adoption of a child

·	Additional paid time off for personal matters

·	Health Care Flexible Spending Account

·	401(k) Savings Plan with Company match

·	Defined-Benefit Pension Plan for all eligible employees

·	Life and AD&D Insurance Benefits

·	Employee Assistance Program

·	Employee Educational Assistance

·	Employee gift matching (as outlined in the Compensation Discussion and Analysis)

In 2021, we expanded our benefits package to further support our diverse workforce to include infertility treatment coverage and a Consumer Driven Healthcare option. In addition, we expanded our mental health provider network. In 2022, we were recognized by the Greater Houston Partnership as a “Best Place for Working Parents” and named one of America’s Most Responsible Companies by Newsweek.

We continue to build upon our diversity, equity and inclusion efforts focusing on (i) building strategic recruiting relationships, (ii) training and development opportunities, (iii) exploring partnerships with minority and women-owned businesses, (iv) employee engagement, and (v) participation in events hosted by external organizations. We have further expanded our diversity disclosures by publishing the Equal Employment Opportunity (EEO-1) diversity data on our website.

Climate Change

We understand that our industry, and the use of our products, create emissions – which raise climate change concerns. At the same time, access to affordable, reliable, secure energy is essential to improving the world’s quality of life and the functioning of the global economy. We believe that as the energy economy transitions under the Paris Agreement, oil and natural gas will continue to play a vital role in the long-term energy mix. We are committed to reducing our GHG emissions and focused on understanding and mitigating climate change risks. The Board of Directors actively oversees climate-related risks and opportunities, as well as the executive team in its assessment and strategic initiatives. Established processes for performance and risk assessments are in place and are informed by experts from within and outside the organization, as well as by the executive team.

We are committed to communicating with transparency and report in line with the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-related Financial Disclosures (TCFD) guidelines.

During 2022, the Company made significant strides in our sustainability efforts:

·	We achieved our lowest greenhouse gas (GHG) emissions intensity in Company history and are on track to achieve 15-20% emissions intensity reduction by 2030 (from 2019 baseline)

·	We are on track to achieve zero routine flaring by 2030

·	We continue to secure third-party assurance of our Scope 1 and 2 GHG emissions, and continue to report our estimated Scope 3, Category 11 – Use of Sold Products emissions

·	We expanded our TCFD climate-related scenario analysis to include the International Energy Agency (IEA) Net Zero Emissions by 2050 Scenario (NZE)

·	We achieved our highest water recycling ratio in Company history

ii      MURPHY OIL CORPORATION

Health, Safety & Environment

Charles H. Murphy, Jr. was a forerunner in the environmental awareness movement. His efforts helped lead to new standards and practices for the oil and natural gas industry and we strive to do the same today.

·	We established a Health, Safety and Environmental Committee of the Board of Directors in 1993

·	Safety metrics, including both employees and contractors, have been included in annual incentive plan performance metrics since 2008

·	Environmental metrics have been included in annual incentive plan performance metrics since 2016

·	We are a founding member of the API Environmental Partnership, launched in 2017, which is focused on reducing methane emissions

·	Our worldwide Health, Safety and Environment Management System applies to every Murphy employee, contractor and partner

·	We have a dedicated Health, Safety and Environment Executive Advisory Committee

We monitor environmental performance and strive for continual improvement:

·

In 2021 and 2022, the Company achieved the remarkable milestone of zero hydrocarbon spills, as defined by the International Association of Oil and Gas Producers (IOGP), (exceeding one barrel) to the environment

·	Continuing to report granular GHG emissions performance metrics in our monthly Financial & Operational update, increasing visibility to operations and management

·	Continuing to eliminate natural gas pneumatics instruments

·	All future Murphy onshore developments will be built with natural gas takeaway by pipeline to eliminate startup flaring

Our Communities

Working with Communities

·	We communicate with community stakeholders to understand issues applicable to our operations and to mitigate potential risks

·	Opportunities to support local communities through:

-	Prioritization of local suppliers

-	Threshold investment targets for local content

-	Specifications for local companies or workers

-	Commitments to social investment programs

·	We actively seek to understand and respond to community feedback, concerns or grievances

Committed to the Dignity and Rights of All People

·	Enacted a Human Rights Policy and Indigenous Rights Policy

Investing in Our Communities

·

Long time commitment with the El Dorado Promise Scholarship Program – through a $50 million commitment from the Company, more than 3,200 El Dorado, Arkansas students have received scholarships to 163 colleges and universities

·

Numerous corporate citizenship programs, with Murphy employees enthusiastically volunteering their time and generously donating to their communities. In recognition of our 2021 voluntary efforts with the Houston Food Bank, we were awarded the United States President’s Volunteer Service Award. In 2022, Murphy matched over $175,000 of employee and non-employee director gifts.

·	Over the last 20 years, Murphy and its employees contributed more than $15 million to benefit the United Way organization

    2023 PROXY STATEMENT      iii

 Murphy Oil at a Glance

Our 2022 Financial and

Operational Highlights

Murphy had an excellent year in 2022 as the Company remained focused on our priorities to Delever, Execute, Explore. We also expanded our strategy with the addition of Return, as we enhanced our returns to longstanding shareholders through doubling the dividend to $1.00 per share on an annualized basis.

The Company continued to improve the balance sheet and achieved its 2022 debt reduction goal of $650 million – a meaningful 40%, or $1.2 billion, decline in total debt since year-end 2020. By accomplishing this, Murphy is positioned to begin Murphy 2.0 of the capital allocation framework in 2023 with 75% of adjusted1 free cash flow allocated to debt reduction and the remaining 25% of adjusted1 free cash flow allocated to shareholder returns.

This debt reduction was achieved through Murphy’s excellent operational execution, most notably with completing the Khaleesi, Mormont, Samurai field development project and bringing seven wells online in 2022 ahead of schedule. The team also worked to maintain industry-leading uptime of 97% at the King’s Quay floating production system. Onshore, we brought 50 operated wells online, and also managed base production declines and well optimization. Overall, the Company achieved nearly 30% oil production growth from first quarter to fourth quarter 2022. The team’s continual execution held proved reserves essentially flat with 98% total reserve replacement, while ongoing sustainability efforts achieved excellent emissions intensity metrics and a second consecutive year of zero IOGP2 spills.

Lastly, Murphy progressed its exploration portfolio and was awarded three blocks in the November 2021 Gulf of Mexico federal lease sale. The Company is looking next to an operated multi-well exploration campaign in the Gulf of Mexico, while preparing for future federal lease sales.

Murphy remains a stable company with low reinvestment rates, moderate production growth and a strong offshore competitive advantage. When paired with our ongoing focus on protecting the environment, Murphy is positioned for long-term success.

Highlights for 2022 include:

Delever

·	Achieved $650 MM debt reduction goal through senior notes redemptions, partial tender and open market transactions

·	Reduced total debt by 40% or $1.2 BN since year-end 2020

·	Entered into new $800 MM senior unsecured credit facility that was undrawn at year-end 2022

Execute

·	Completed the Khaleesi, Mormont, Samurai field development project with seven wells brought online

·	Produced 167 MBOEPD with 29% growth in oil volumes from 1Q 2022 to 4Q 2022

·	Maintained reserve life of 11 years with total proved reserves of 697 MMBOE at year-end 2022

Explore

·	Approved as offshore operator in Brazil, assumed partner’s working interest in the Potiguar Basin and now hold 100% working interest in three blocks

·	Awarded three deepwater blocks in Gulf of Mexico Federal Lease Sale 257

·	Advanced 2023 exploration drilling program plans with partners, consisting of three wells in the Gulf of Mexico

Return

·	Positioned to begin Murphy 2.0 of capital allocation framework, with 75% of adjusted[1] FCF allocated to debt reduction and 25% allocated to shareholder returns

[1]

Adjusted free cash flow is calculated as net cash provided by continuing operations activities before noncash working capital changes, less property additions and dry hole costs, acquisition of oil and natural gas properties, cash dividends paid, distributions to noncontrolling interest and other contractual payments

[2]	International Association of Oil and Gas Producers

iv      MURPHY OIL CORPORATION

Financial

 $2.2 BN

Approximate net cash provided by continuing operations activities (which includes noncontrolling interest)

 $1.3 BN

of free cash flow[3,4], with the majority used to repay long-term debt, fund accretive acquisitions and increase longstanding dividend

Operations

 167,000

barrels of oil equivalent per day produced with ~90 thousand barrels of oil per day

 98%

total reserve replacement, with proved reserves of 697 million barrels of oil equivalent and a reserve life index of more than 11 years

Onshore

Eagle Ford Shale

·	Revised completions method, resulting in some of the highest initial production rates in Company history

·	Forecasted full investment recovery in less than one year at $85 / BBL WTI with wells producing above expectations

Tupper Montney

·	Continued realizing strong well performance with modifications to flowback, facility and wellhead equipment, and procedures

·	Estimated full investment recovery in less than six months on average, assuming $5.50 / MMBTU AECO price

Offshore

U.S. Gulf of Mexico

·	Completed the Khaleesi, Mormont, Samurai field development project with seven wells brought online and fields producing above expectations

·	Achieved industry-leading 97% uptime at the King’s Quay floating production system (FPS)

Offshore Canada

·	Continued the non-operated Terra Nova floating production storage and offloading vessel (FPSO) asset life extension project

[3]

Free cash flow is calculated as net cash provided by continuing operations activities (which includes noncontrolling interest) and before noncash working capital changes, less property additions and dry hole costs

[4]	See Annex for reconciliations of non-GAAP financial measures to their most closely comparable GAAP metric

    2023 PROXY STATEMENT      v

 Murphy Oil at a Glance

Note: Unless otherwise noted, the financial and operating highlights and metrics discussed above and below exclude noncontrolling interest, thereby representing only the amounts attributable to Murphy

Forward-Looking Statements and Risks

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Forward-looking statements are generally identified through the inclusion of words such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events, results and plans, are subject to inherent risks, uncertainties and assumptions (many of which are beyond our control) and are not guarantees of performance. In particular, statements, express or implied, concerning the company’s future operating results or activities and returns or the company’s ability and decisions to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, safety matters or other ESG (environmental/social/governance) matters, or pay and/or increase dividends or make share repurchases and other capital allocation decisions are forward-looking statements. Factors that could cause one or more of these future events, results or plans not to occur as implied by any forward-looking statement, which consequently could cause actual results or activities to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to: macro conditions in the oil and gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets or economies in general. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the investors page of our website. We may use these channels to distribute material information about the company, therefore we encourage investors, the media, business partners and others interested in our company to review the information we post on our website. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.

vi      MURPHY OIL CORPORATION

The solicitation of the enclosed proxy is made on behalf of the Board of Directors of Murphy Oil Corporation (the “Board”) for use at the Annual Meeting of Stockholders to be held on May 10, 2023. It is expected that this Proxy Statement and related materials will first be provided to stockholders on or about March 24, 2023. The complete mailing address of the Company’s principal executive office is 9805 Katy Freeway, G-200, Houston, Texas 77024. References in this Proxy Statement to “we,” “us,” “our,” “the Company”, “Murphy Oil” and “Murphy” refer to Murphy Oil Corporation and its consolidated subsidiaries.

2023 PROXY STATEMENT      vii

PROPOSAL 1

Election of Directors

WHO WE ARE

HOW WE ARE SELECTED, COMPRISED AND EVALUATED

HOW WE ARE ORGANIZED AND OPERATE

HOW WE ARE COMPENSATED

HOW YOU CAN COMMUNICATE WITH US

THE BOARD RECOMMENDS A VOTE **"FOR"** EACH OF THE PERSONS NOMINATED.

    2023 PROXY STATEMENT      1

 Who We Are

CLAIBORNE P. DEMING El Dorado, Arkansas Age: 68 Director Since: 1993

Board Committees

·  Chair of the Board

Other Public Company Directorships

·  Murphy USA Inc., El Dorado, Arkansas

Principal occupation or employment

·  President and Chief Executive Officer of the Company from October 1994 through December 2008, retired from the Company June 2009

Mr. Deming’s experience as former President and Chief Executive Officer of Murphy Oil Corporation gives him insight into the Company’s challenges, opportunities and operations. Among other qualifications, Mr. Deming brings to the Board executive leadership skills and over 30 years’ experience in the oil and natural gas industry.

LAWRENCE R. DICKERSON Houston, TX Age: 70 Director Since: 2014

Board Committees

·  Audit (Chair)

·  Nominating and Governance

Other Public Company Directorships

·  Oil States International, Inc., Houston, Texas

·  Great Lakes Dredge & Dock Corporation, Chair, Oak Brook, Illinois

Principal occupation or employment

·  President and Chief Executive Officer, Diamond Offshore Drilling, Inc., an offshore drilling company, from May 2008 through March 2014, retired March 2014

Mr. Dickerson’s experience at Diamond Offshore Drilling, Inc. as President and director from March 1998; as Chief Executive Officer from May 2008 until his retirement in March 2014; and as Chief Financial Officer from 1989 to 1998, brings to the Board broad experience in leadership and financial matters. Among other qualifications, he brings to the Board expertise in international drilling operations.

2      MURPHY OIL CORPORATION

MICHELLE A. EARLEY Austin, Texas Age: 51 Director Since: 2021

Board Committees

·  Finance

·  Health, Safety, Environment and Corporate Responsibility

Other Public Company Directorships

·  Adams Resources & Energy, Inc., Houston, Texas

Principal occupation or employment

·  Partner, O’Melveny & Meyers LLP, an international law firm, since April 2022

·  Partner, Locke Lord LLP, from 2008 to April 2022

Ms. Earley is currently a Partner at the law firm of O’Melveny & Meyers LLP, having joined the firm in April 2022. Ms. Earley was previously with the law firm of Locke Lord LLP, where she joined in 1998 and served as a Partner from 2008 until 2022. Ms. Earley has extensive experience in mergers and acquisitions, as well as securities regulation and offering matters and routinely advises boards of directors on corporate governance topics. She brings to the Board expertise in legal matters and corporate governance. She holds a bachelor’s degree from Texas A&M University and a law degree from Yale University.

ROGER W. JENKINS Houston, Texas Age: 61 Director Since: 2013

Board Committees

·  None

Other Public Company Directorships

·  Noble Corporation plc, London, United Kingdom, until February 2021

Principal occupation or employment

·  President and Chief Executive Officer of the Company since August 2013 and President of Murphy Exploration & Production Company since June 2012

Mr. Jenkins’ leadership as President and Chief Executive Officer of Murphy Oil Corporation allows him to provide the Board with his detailed perspective of the Company’s global operations. With a bachelor’s degree in Petroleum Engineering, a master’s degree in Business Administration and approximately 40 years of industry experience, he has played a critical leadership role in Murphy’s worldwide exploration and production operations, including the development of the Kikeh field in Malaysia and the Eagle Ford Shale in Texas.

    2023 PROXY STATEMENT      3

 Who We Are

ELISABETH W. KELLER Cambridge, Massachusetts Age: 65 Director Since: 2016

Board Committees

·  Audit

·  Health, Safety, Environment and Corporate Responsibility (Chair)

·  Nominating and Governance

Other Public Company Directorships

·  None

Principal occupation or employment

·  President, Inglewood Plantation, LLC, from 2014 to 2022, retired December 2022

Ms. Keller served as the President of Inglewood Plantation, LLC and was responsible for the development of strategic vision and oversight of operations of the largest organic farm in Louisiana. She brings to the Board extensive knowledge in health and environmental issues, both domestically and internationally.

JAMES V. KELLEY Little Rock, Arkansas Age: 73 Director Since: 2006

Board Committees

·  Audit

·  Nominating and Governance (Chair)

Other Public Company Directorships

·  None

Principal occupation or employment

·  Retired, President and Chief Operating Officer, BancorpSouth, Inc., a NYSE bank holding company, since August 2014

Mr. Kelley has extensive knowledge of capital markets and accounting issues. As former President and Chief Operating Officer of BancorpSouth, Inc., he understands the fundamentals and responsibilities of operating a large company. Among other qualifications, Mr. Kelley brings to the Board experience in banking, finance and accounting, as well as executive management.

4      MURPHY OIL CORPORATION

R. MADISON MURPHY El Dorado, Arkansas Age: 65 Director Since: 1993 (Chair, 1994-2002)

Board Committees

·  Finance (Chair)

Other Public Company Directorships

·  Murphy USA Inc. (Chair), El Dorado, Arkansas

·  Deltic Timber Corporation, El Dorado, Arkansas, until 2018

Principal occupation or employment

·  President, The Murphy Foundation

·  Owner, The Sumac Company, LLC

·  Owner, Arc Vineyards

·  Owner, Presqu’ile Winery

·  Managing Member, Murphy Family Management, LLC, which managed investments, farm, timber and real estate, from 1998 until its dissolution in 2018

Mr. Murphy served at Murphy Oil Corporation in several capacities from 1980 including as Vice President of Planning and Treasurer from 1988-1990; Chief Financial and Administrative Officer from 1990-1994; and Chair of the Board from 1994 to 2002. This background, along with his current membership on the Board of Directors of Murphy Oil and Chairmanship of Murphy USA, together with his past membership on the Board of Directors of BancorpSouth, Inc. (a NYSE bank holding company), and Deltic Timber Corporation, brings to the Board invaluable corporate leadership and financial expertise.

JEFFREY W. NOLAN Little Rock, Arkansas Age: 54 Director Since: 2012

Board Committees

·  Compensation

·  Finance

Other Public Company Directorships

·  None

Principal occupation or employment

·  President and Chief Executive Officer, Loutre Land and Timber Company, a natural resources company with a focus on the acquisition, ownership and management of timberland and mineral properties, from 1998 until 2021, retired December 2021

·  Chair of the Board of Directors, First Financial Bank, headquartered in EI Dorado, Arkansas, since 2015

Mr. Nolan’s experience as President and Chief Executive Officer of a natural resources company, in addition to his former legal practice focused on business and corporate transactions, allows him to bring to the Board expertise in legal matters, corporate governance, corporate finance, acquisitions and divestitures and the management of mineral properties.

    2023 PROXY STATEMENT      5

 Who We Are

Robert N. Ryan, Jr. Houston, Texas Age: 66 Director Since: 2019

Board Committees

·  Audit

·  Compensation

·  Health, Safety, Environment and Corporate Responsibility

Other Public Company Directorships

·  None

Principal occupation or employment

·  Retired, Vice President, Chevron Corporation, an integrated energy company, since 2018

Mr. Ryan has 42 years of experience in the energy industry including 15 years as Vice President - Global Exploration for Chevron from 2003 until his retirement in 2018. He brings to the Board extensive experience in worldwide exploration and portfolio management, and a broad knowledge of oil and natural gas operations and energy policy. His experience includes a position in the Office of Energy Efficiency and Renewable Energy at the U.S. Department of Energy. He holds degrees in geology.

LAURA A. SUGG Montgomery, Texas Age: 62 Director Since: 2015

Board Committees

·  Compensation (Chair)

·  Finance

Other Public Company Directorships

·  Kinetik Holdings Inc., Houston, Texas

·  Public Service Enterprise Group Inc., Newark, New Jersey

·  Denbury Resources, Plano, Texas, until 2019

Principal occupation or employment

·  Retired, Senior Executive, ConocoPhillips, then an international, integrated energy company, since 2010

Ms. Sugg’s broad background in capital allocation and accomplishments in the energy industry allow her to bring to the Board expertise in industry, operational and technical matters. Among other qualifications, she brings to the Board specific experience in executive leadership, human resources, compensation and financial matters. As a former leader at ConocoPhillips, Ms. Sugg has a proficient understanding of an oil and natural gas company’s challenges and opportunities.

6      MURPHY OIL CORPORATION

How We Are Selected,

Comprised and Evaluated

Diversity

The Board believes it is important for directors to possess a diverse array of attributes, backgrounds, perspectives, skills, and achievements. When considering new candidates, the Nominating and Governance Committee, with input from the Board, adopts criteria for Board membership which encourages a diversity of race, ethnicity, gender and national origin and takes into account other important characteristics, such as sound judgment, professional ethics, practical wisdom and integrity. The Nominating and Governance Committee, when searching for nominees for directors, includes diverse candidates in the pool of nominees and any search firm engaged by the Committee is affirmatively instructed to seek diverse candidates. In addition, as stated in the Company’s Corporate Governance Guidelines, “the Company endeavors to have a board representing diverse experience at the policy-making levels in business areas that are relevant to the Company’s global activities”. The goal is to assemble and maintain a Board comprised of individuals that not only bring to bear a wealth of business and/or technical expertise, but that also demonstrate a commitment to ethics in carrying out the Board’s responsibilities with respect to oversight of the Company’s operations.

The matrix below outlines the diverse set of skills and expertise represented on the Company’s Board:

SKILLS AND EXPERTISE

EXPERIENCE

Former CEO	●	●		●	●		●

Senior Management/Corporate Culture	●	●		●	●	●		●	●	●

Accounting/Audit		●		●	●	●		●	●	●

Finance/Banking			●		●	●	●		●

Corporate Governance	●	●	●	●	●	●	●		●

Law	●		●				●

Government Relations/Public Policy	●	●	●		●	●		●	●

Industry	●	●	●			●	●	●	●	●

Operations		●				●		●	●	●

Environment, Health & Safety	●	●		●			●	●	●	●

Business Development & Corporate Strategy	●	●		●	●	●	●	●	●	●

Human Capital/Compensation	●	●		●	●	●		●	●

Board of Directors	●	●	●	●	●	●	●	●	●	●

Risk Management		●			●	●		●		●

International Business	●	●				●		●	●	●

Climate	●			●				●

Cybersecurity	●								●

    2023 PROXY STATEMENT      7

DEMOGRAPHICS

RACE/ETHNICITY

African American			●

Asian/Pacifica Islander

White/Caucasian	●	●		●	●	●	●	●	●	●

Hispanic/Latino

Native American

GENDER

Male	●	●			●	●	●	●		●

Female			●	●					●

BOARD TENURE

Years	29	8	2	6	16	29	10	3	7	9

Age	68	70	51	65	73	65	54	66	62	61

8      MURPHY OIL CORPORATION

Majority Voting

The Company’s belief in directors’ accountability is evident in the provision in our Corporate Governance Guidelines providing that an incumbent director who fails to receive a majority of votes cast for re-election shall tender a resignation to the Board. To the extent authorized by the proxies, the shares represented by the proxies will be voted in favor of the election of the ten nominees for director whose names are set forth herein. If for any reason any of these nominees is not a candidate when the election occurs, the shares represented by such proxies will be voted for the election of the other nominees named and may be voted for any substituted nominees or the Board may reduce its size. However, the Company does not expect this to occur. All nominees were elected at the last Annual Meeting of Stockholders. Three directors, Messrs. T. Jay Collins, Steven A. Cossé and Neal E. Schmale, have attained retirement age and will not stand for re-election.

Director and Nominee Independence

The Company’s belief in the importance of directors’ independence is reflected by the fact that all directors, other than Mr. Roger Jenkins, have been deemed independent by the Board based on the rules of the New York Stock Exchange (“NYSE”) and the standards of independence included in the Company’s Corporate Governance Guidelines. As part of its independence recommendation to the Board, the Nominating and Governance Committee at its February meeting considered familial relationships (Mr. Deming, Mr. Murphy and Ms. Keller are first cousins).

In 2022, the Company paid a total amount of $20,000 to The Murphy Foundation (Mr. Murphy) for a parking lot lease agreement in El Dorado, Arkansas. This agreement was cancelled, by the Company, effective October 2022.

Mr. Deming, the independent Chair of the Board, serves as presiding director at regularly scheduled board meetings as well as at no less than three meetings solely for non-employee directors. The meetings for non-employee directors are held in conjunction with the regularly scheduled February, August and December board meetings. If the Company had a non-employee director that was not independent, at least one of these meetings would include only independent non-employee directors.

COMPOSITION OF THE BOARD

    2023 PROXY STATEMENT      9

How We Are

Organized and Operate

Board Leadership Structure/Separate Chair and CEO Positions

The positions of Chair of the Board and the Chief Executive Officer of the Company are held by two individuals. Mr. Deming serves as the Chair of the Board as an independent director. Mr. Jenkins is the Company’s President and Chief Executive Officer. Along with the Chair of the Board of Directors and the Chief Executive Officer, other directors bring different perspectives and roles to the Company’s management, oversight, and strategic development. The Company’s directors bring experience and expertise from both inside and outside the Company and industry, while the Chief Executive Officer is most familiar with the Company’s business and most capable of leading the execution of the Company’s strategy. The Board believes that separating the roles of Chair and Chief Executive Officer is currently in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management. The Board does not believe that its role in risk oversight has been affected by the Board’s leadership structure.

Risk Management

The Board exercises risk management oversight and control both directly and indirectly, the latter through various Board Committees. The Board regularly reviews information regarding the Company’s credit, liquidity, and operations, including the related risks. Further, the Company strives to provide continuing education to our Board on topics that assist in the execution of their duties, including ESG matters. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements and the Company’s key human capital management strategies. The Audit Committee is responsible for oversight of certain risks, including financial, cybersecurity, information security, and the ethical conduct of the Company’s business, including the steps the Company has taken to monitor and mitigate these risks. In addition, the Company maintains property and casualty insurance coverage that may cover damages caused as a result of a cybersecurity event. The Finance Committee works in concert with the Audit Committee on certain aspects of risk management, including hedging and foreign exchange exposure. The Nominating and Governance Committee, in its role of assessing the overall corporate governance structure of the Company and reviewing and maintaining the Company’s corporate governance guidelines, manages risks associated with the independence of the Board and potential conflicts of interest. The Health, Safety, Environment and Corporate Responsibility Committee oversees management of risks associated with environmental, health and safety issues. While each Committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports and by management about the known risks to the strategy and the business of the Company.

For more information on Board and Managerial oversight of ESG-focused responsibilities, please review page 11 of our 2022 Sustainability Report at www.murphyoilcorp.com/sustainability-report.

Committees

The standing Committees of the Board are the Audit Committee, the Compensation Committee, the Finance Committee, the Health, Safety, Environment and Corporate Responsibility Committee, and the Nominating and Governance Committee.

The Audit Committee has the sole authority to appoint or replace the Company’s independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee also assists the Board with its oversight of the integrity of the Company’s financial statements, the independent registered public accounting firm’s qualifications, independence and performance, the Company’s internal audit function, the compliance by the Company with legal and regulatory requirements, and the review of programs related to risk oversight, including cybersecurity, and compliance with the Company’s Code of Business Conduct and Ethics.

The Audit Committee meets with representatives of the independent registered public accounting firm and with members of the internal audit function for these purposes. In February 2022, the Board designated Mr. Dickerson as its “Audit Committee Financial Expert” as defined in Item 407 of Regulation S-K.

All of the members of the Audit Committee are independent under the rules of the NYSE and the Company’s independence standards.

The Compensation Committee oversees the compensation of the Company’s executives and directors, administers the Company’s annual incentive compensation plan, the long-term incentive plan and the stock plan for non-employee directors, and reviews the Company’s key human capital management strategies. The Compensation Discussion and Analysis section contains additional information about the Compensation Committee. In carrying out its duties, the

10      MURPHY OIL CORPORATION

Compensation Committee will have direct access to outside advisors, independent compensation consultants to assist them.

All of the members of the Compensation Committee are independent under the rules of the NYSE and the Company’s independence standards.

The Finance Committee assists the Board of Directors on matters relating to the financial strategy, liquidity position and financial policies and activities of the Company. In addition, the Finance Committee reviews and makes recommendations with respect to the Company’s capital structure, major capital projects and any dividend or share repurchase programs. The Finance Committee also works in consultation with the Audit Committee on the Company’s risk management strategy, including hedging and foreign exchange exposure.

The Health, Safety, Environment and Corporate Responsibility Committee assists the Board and management in monitoring compliance with applicable environmental, health and safety laws, rules and regulations as well as the Company’s response to laws and regulations as part of the Company’s business strategy and operations. The Committee assists the Board on matters relating to the Company’s response to evolving public issues affecting the Company in the realm of health, safety, and the environment. Consideration of evolving matters regarding the climate, responsible business conduct, the community, and review of the Company’s sustainability reports and other ESG issues that could affect the Company’s business activities is also within the purview of this Committee. To supplement the expertise of the Committee (as well as the full Board) and assist the Committee in the discharge of its duties, the Company regularly brings in outside subject matter experts and also continuously briefs the Committee on current and developing issues relevant to the Company’s business. The Committee has benefited from the Company’s involvement with groups such as the International Petroleum Industry Environmental Conservation Association (Ipieca) and sponsorship of initiatives like the Massachusetts Institute of Technology’s Joint Program on the Science and Policy of Global Change, which keeps abreast of emerging issues with respect to climate change.

The Nominating and Governance Committee identifies and recommends potential Board members, recommends to the Board the slate of directors nominated for selection at the annual meeting, recommends appointments to Board Committees, oversees evaluation of the Board’s performance, and assesses and makes recommendations concerning the overall corporate governance structure of the Company, including proposed changes to the Corporate Governance Guidelines of the Company. The Committee also oversees the Company’s lobbying activities and political spending, and reviews current and emerging governance trends, issues and concerns that may affect the Company’s business, operations, performance, or reputation. All of the members of the Nominating and Governance Committee are independent under the rules of the NYSE and the Company’s independence standards.

Information regarding the process for evaluating and selecting potential director candidates, including those recommended by stockholders, is set out in the Committee’s Charter and in the Company’s Corporate Governance Guidelines. Stockholders desiring to recommend Board candidates for consideration by the Nominating and Governance Committee should address their recommendations to: Nominating and Governance Committee of the Board of Directors, c/o Corporate Secretary, Murphy Oil Corporation, 9805 Katy Freeway, G-200, Houston, Texas 77024. As a matter of policy, candidates recommended by stockholders are evaluated on the same basis as candidates recommended by Board members, executive search firms or other sources.

Committee Charters

All Committee Charters, along with the Corporate Governance Guidelines, Code of Business Conduct and Ethics and the Ethical Conduct for Executive Management, are available on the Company’s website: ir.murphyoilcorp.com/corporate-governance/governance-documents. The information on the website is not deemed part of this proxy statement and is not incorporated by reference.

Board and Committee Evaluations

Our Board of Directors recognizes that a thorough evaluation process is an important element of corporate governance and enhances our Board’s effectiveness. Therefore, each year, the Chair of the Board and the Chair of each Board Committee request that the directors provide their assessment of the effectiveness of the full Board and each of the committees on which they serve. The Corporate Secretary is instructed by each Chair to manage the distribution and collection of the individual assessment forms which is conducted electronically through a third-party vendor portal. Once each director submits the completed assessment(s) through the portal, the responses are organized and summarized by the Corporate Secretary and provided to each Chair for review and discussion at the next scheduled meeting during executive session.

It should be noted that the Board and each Board Committee reviews the adequacy of its own performance through self-evaluation, but the Nominating and Governance Committee is charged with evaluating the adequacy of the entire process. Thus, each year, the Nominating and Governance Committee reviews and determines if the assessment forms stimulate a thoughtful evaluation about the Board and each Committee’s function and provides a forum for feedback on areas of improvement.

    2023 PROXY STATEMENT      11

Meetings and Attendance

During 2022, there were seven meetings of the Board, five meetings of the Audit Committee, four meetings of the Compensation Committee, four meetings of the Finance Committee, two meetings of the Nominating and Governance Committee and three meetings of the Health, Safety, Environment and Corporate Responsibility Committee. All nominees’ attendance substantially exceeded 75% of the total number of meetings of the Board and committees on which they served. All the Board members attended the 2022 Annual Meeting of Stockholders. As set forth in the Company’s Corporate Governance Guidelines, all Board members are expected to attend each Annual Meeting of Stockholders.

The Board and Committees

	Audit	Compensation	Finance	Health, Safety, Environment and Corporate Responsibility	Nominating and Governance

T. Jay Collins		M	M		M

Steven A. Cossé			M	M

Claiborne P. Deming

Lawrence R. Dickerson	C				M

Roger W. Jenkins

Michelle A. Earley			M	M

Elisabeth W. Keller	M			C	M

James V. Kelley	M				C

R. Madison Murphy			C

Jeffrey W. Nolan		M	M

Robert N. Ryan, Jr.	M	M		M

Neal E. Schmale	M		M

Laura A. Sugg		C	M

C = Chair                 M = Member                  = Audit Committee Financial Expert

12      MURPHY OIL CORPORATION

How We Are Compensated

The Company’s standard arrangement for the compensation of non-employee directors divides remuneration into cash and equity components. This approach aligns the interests of directors and the stockholders they represent. The Company further targets total director compensation at a level near the 50th percentile of the competitive market (as determined by our Compensation Committee (the “Committee”) together with its independent compensation consultant, Meridian Compensation Partners LLC (“Meridian”), enhancing the Company’s ability to retain and recruit qualified individuals.

Directors can elect to defer their cash compensation into the Company’s Non-Qualified Deferred Compensation Plan for Non-Employee Directors (“NED DCP Plan”). Deferred amounts are deemed to be notionally invested through a fund in the Company’s stock. The “Fees Earned or Paid in Cash” column in the 2022 Director Compensation Table on the next page includes any amounts that were voluntarily deferred into the NED DCP Plan.

For 2022, the cash component consisted of an annual retainer of $85,000. Supplemental retainers were paid to the Chair of the Board ($115,000), Audit Committee Chair ($18,000), the Audit Committee Financial Expert ($7,000), other members of the Audit Committee ($5,000), Finance Committee Chair ($18,000), other members of the Finance Committee ($5,000), Compensation Chair ($13,000), and the Chair of each other committee ($10,000). The Company also reimburses directors for reasonable travel, lodging and related expenses they incur in attending Board and committee meetings.

Also, in 2022, the total equity compensation for non-employee directors was maintained at a grant date fair value of $200,000 to keep the total director compensation near the 50th percentile of the Company’s peer group, enhancing the Company’s ability to retain and recruit qualified individuals. Each non-employee director received 6,091 time-based restricted stock units on February 2, 2022, which cliff vest after one year.

Pursuant to the 2021 Stock Plan for Non-Employee Directors and the applicable award agreements thereunder, directors can elect to defer settlement of their restricted stock units. In 2022, Messrs. Collins, Dickerson, Nolan, Schmale, Ms. Earley and Ms. Sugg elected to defer settlement of their restricted stock units to either (1) termination of service from the Board or (2) on a future date selected by the director at the time of their deferral election.

The non-employee directors are eligible to participate in the matching charitable gift program on the same terms as U.S.-based Murphy employees. Under this program, an eligible person’s total charitable gifts of up to $7,500 per calendar year will qualify. The Company will contribute to qualified educational institutions and hospitals an amount equal to twice the amount (2 to 1) contributed by the eligible person. The Company will match contributions to qualified welfare and cultural organizations an amount equal to (1 to 1) the contribution made by the eligible person. Those amounts are in the column below showing “All Other Compensation”.

    2023 PROXY STATEMENT      13

2022 Director Compensation Table

	Fees Earned or Paid in Cash ($)		Stock Awards[1,2] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[3] ($)		All Other Compensation[4] ($)	Total ($)

Claiborne P. Deming	200,035	[5]	200,028	—	—	—		—	400,063

T. Jay Collins	96,750	[5]	200,028	—	—	—		15,000	311,778

Steven A. Cossé	90,035		200,028	—	—	—		—	290,063

Lawrence R. Dickerson	108,257		200,028	—	—	—		—	308,285

Michelle A. Earley	90,000		200,028	—	—	—		1,900	291,928

Elisabeth W. Keller	100,035		200,028	—	—	—		—	300,063

James V. Kelley	100,035		200,028	—	—	—		—	300,063

R. Madison Murphy	109,910		200,028	—	—	—	[6]	15,000	324,938

Jeffrey W. Nolan	90,000		200,028	—	—	—		2,500	292,528

Robert N. Ryan, Jr.	90,025		200,028	—	—	—		15,000	305,053

Neal E. Schmale	98,000	[5]	200,028	—	—	—		15,000	313,028

Laura A. Sugg	98,125		200,028	—	—	—		3,400	301,553

1

Represents grant date fair value of time-based restricted stock units awarded in 2022 as computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates, as more fully described in Note J to the consolidated financial statements included in the Company’s 2022 Form 10-K Annual Report.

2	At December 31, 2022, total time-based restricted stock units outstanding were:

Restricted Stock Units

Claiborne P. Deming	6,091

T. Jay Collins	37,322

Steven A. Cossé	6,091

Lawrence R. Dickerson	21,312

Michelle A. Earley	11,746

Elisabeth W. Keller	6,091

James V. Kelley	6,091

R. Madison Murphy	6,091

Jeffrey W. Nolan	37,322

Robert N. Ryan, Jr.	6,091

Neal E. Schmale	37,322

Laura A. Sugg	37,322

3

The 1994 Retirement Plan for Non-Employee Directors was frozen on May 14, 2003. At that time, then current directors were vested based on their years of service, with no further benefits accruing and benefits being paid out according to the terms of the plan. Only Mr. Murphy continues to be eligible for benefits under the plan.

4	Total reflects matching charitable contributions the Company made on behalf of the directors for fiscal year 2022 pursuant to the Company’s Gift Matching Program.

5	The director elected to defer payment of such amounts under the NED DCP Plan.

6	The annual change in accumulated benefits in 2022 for Mr. Murphy was negative $50,964, it was therefore excluded from this column and from the Director Compensation Table Total column.

14      MURPHY OIL CORPORATION

How You Can Communicate With Us

The Board values input from stockholders and other stakeholders and therefore provides a number of means for communication with the Board. Stockholders are encouraged to communicate by voting on the items in this proxy statement, by attending the annual meeting, by participating in the Company’s quarterly calls or webcast investor updates and by reaching out at any time via mail or email. The Corporate Governance Guidelines provide that stockholders and other interested parties may send communications to the Board, specified individual directors and the independent directors as a group c/o the Corporate Secretary, Murphy Oil Corporation, 9805 Katy Freeway, G-200, Houston, Texas 77024 or via email at Ted_Botner@murphyoilcorp.com. Items that are unrelated to a director’s duties and responsibilities as a Board member, such as junk mail, may be excluded by the Corporate Secretary.

    2023 PROXY STATEMENT      15

16      MURPHY OIL CORPORATION

PROPOSAL 2

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“the Dodd-Frank Act”) enables the Company’s stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. At the 2022 Annual Meeting, stockholders endorsed the compensation of the Company’s Named Executive Officers with over 98% of the votes cast supporting the proposal.

As described in detail under the heading “Compensation Discussion and Analysis,” the Company’s executive compensation programs are designed to attract, motivate, and retain the Named Executive Officers who are critical to the Company’s success. Under these programs, the Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” along with the information in the compensation tables for additional details about the executive compensation programs, including information about the fiscal year 2022 compensation of the Named Executive Officers.

Stockholders are asked to indicate their support for the Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to express their views on the Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, stockholders are requested to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and the other related tables and disclosures.”

The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Committee or the Board of Directors. The Board of Directors and the Committee value the opinions of stockholders and to the extent there is a significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, the Committee will consider stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

The Company has determined to submit Named Executive Officer compensation to an advisory (non-binding) vote annually. As described in more detail in Proposal 3, stockholders are being asked to cast an advisory vote on the frequency with which we hold future advisory votes on Named Executive Officer compensation. The Board is recommending a vote for “One Year” at the 2023 Annual Meeting of Stockholders, and, therefore, anticipates the next advisory vote on our Named Executive Officer compensation will be held at our 2024 Annual Meeting of Stockholders.

    2023 PROXY STATEMENT      17

PROPOSAL 3

THE BOARD RECOMMENDS A VOTE **“FOR”** THE APPROVAL OF THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

18      MURPHY OIL CORPORATION

PROPOSAL 3

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“the Dodd-Frank Act”) enables stockholders to recommend how frequently the Company should seek an advisory vote on the compensation of the Named Executive Officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, such as Proposal 2 above. By voting on this Proposal 3, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation every one, two, or three years or to abstain from voting.

After careful consideration of this Proposal, the Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for Murphy and therefore recommends that stockholders vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, the Board of Directors considered that an annual advisory vote on executive compensation will allow stockholders to provide the Company with direct input on the Company’s compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with the Company’s policy of seeking input from, and engaging in discussions with, stockholders on corporate governance matters and its executive compensation philosophy, policies and practices.

The Company understands that stockholders may have different views as to what is the best approach for Murphy, and it looks forward to hearing from stockholders on this Proposal.

Stockholders are asked to indicate their preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting in response to the resolution set forth below. If none of the three frequency choices receives majority support, the Board will consider the frequency choice that received the most votes cast to be the choice selected by stockholders.

“RESOLVED, that the stockholders of the Company advise that an advisory resolution with respect to executive compensation should be presented every one, two or three years as reflected by their votes for each of these alternatives in connection with this resolution.”

    2023 PROXY STATEMENT      19

 Compensation

 Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides stockholders with an understanding of the Company’s compensation philosophy, objectives, policies and practices for 2022 as well as factors considered by the Compensation Committee of the Board of Directors (referred to in this CD&A as the “Committee”) in making compensation decisions for 2022. For your reference, the Company’s CD&A is outlined in the following sections:

This CD&A focuses on the compensation of the Company’s Named Executive Officers (“NEOs”) listed below, whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in the proxy statement. In addition to our current employees, 2022 NEOs include David R. Looney, our former Executive Vice President and Chief Financial Officer. On March 9, 2022, the Company announced the retirement of Mr. Looney effective June 30, 2022.

Name	Title
Roger W. Jenkins	President and Chief Executive Officer
Thomas J. Mireles	Executive Vice President and Chief Financial Officer (effective July 1, 2022)
Eric M. Hambly	Executive Vice President, Operations
E. Ted Botner	Senior Vice President, General Counsel and Corporate Secretary
Daniel R. Hanchera	Senior Vice President, Business Development (effective December 7, 2022)
David R. Looney	Retired, Executive Vice President and Chief Financial Officer (effective June 30, 2022)

20      MURPHY OIL CORPORATION

Executive Summary

As an independent oil and natural gas exploration and production company, Murphy Oil Corporation believes in providing energy that empowers people by doing right always, staying with it and thinking beyond possible. Murphy challenges the norm, taps into its strong legacy and uses its foresight and financial discipline to deliver inspired energy solutions. The Company is proud to rank in the top quartile in low greenhouse gas emissions intensity amongst its oil-weighted peers, and be named a Best Place for Working Parents for two consecutive years by the Greater Houston Partnership. Murphy sees a future where it is an industry leader who is positively impacting lives for the next 100 years and beyond.

2022 Financial Highlights

Murphy continued its strategy of Delever, Execute, Explore and expanded it with the addition of Return as we enhanced our returns to longstanding shareholders. Our 2022 financial and operating highlights include the following:

·	Generated $1.3 billion of free cash flow[1], with the majority used to repay long-term debt, fund accretive acquisitions and increase the longstanding dividend

·	Introduced and successfully implemented a capital allocation framework, focusing on increased shareholder returns tied to targeted debt reduction goals

·	Achieved $650 million debt reduction goal with 40%, or $1.2 billion, total debt reduction since year-end 2020

·	Doubled the quarterly cash dividend since fourth quarter 2021 to $1.00 per share annualized

·	Acquired additional highly accretive working interests in non-operated Lucius and Kodiak fields for $129 million

2022 Operational Highlights

·	Produced 167 thousand barrels of oil equivalent per day of which 90 thousand barrels per day were oil

·	Increased oil production 29% from first quarter 2022 to fourth quarter 2022

·	Initiated production above expectations and ahead of schedule from the Khaleesi, Mormont, Samurai field development project, with seven wells brought online

·	Achieved total reserve replacement of 98% with proved reserves of 697 million barrels of oil equivalent and a reserve life of more than 11 years

Compensation Objectives and Key Decisions

Murphy’s compensation program is designed to align the financial interests of our NEOs with the financial interests of our stockholders. Key features of the program include:

·

Annual incentive plan based on the achievement of financial and operational goals aligned with our business strategy and stockholder value creation. Based on 2022 performance relative to goals, the AIP paid out at 154.5% of target.

·

Long-term incentive plan that is 75% based on our performance, using total shareholder return (“TSR”) relative to peers and a measure of capital efficiency. Based on 2020-2022, the 2020 PSU awards paid out at 59.4% of target.

·	Comprehensive policies and practices intended to support well-informed decisions and a sound compensation governance process

The Committee regularly reviews the design of our programs to ensure that they remain aligned with evolving market conditions and compensation governance standards.

Murphy values feedback from our stockholders and has responded to such feedback by making several enhancements to our compensation programs in recent years. During 2022, the Company reached out to institutional investors representing approximately 60% of shares outstanding and engaged in discussions with institutional investors representing nearly 50% of shares outstanding.

As a result of these discussions, the Committee approved changes to the 2022 annual incentive plan including an increased emphasis on ESG and financial metrics, and the removal of the volume-based production metric.

1.	See Annex for reconciliations of non-GAAP financial measures to their most closely comparable GAAP metric.

Note: Unless otherwise noted, the financial and operating highlights and metrics discussed above and below exclude noncontrolling interest, thereby representing only the amounts attributable to Murphy.

2023 PROXY STATEMENT      21

CEO Compensation

2022 Pay Actions and Outcomes

To better align pay to be competitive with the peer group used for benchmarking compensation, in 2022:

·	Mr. Jenkins’ received a 4% adjustment to his base salary, increasing his salary to $1,040,000.

·	His target annual incentive opportunity as a percent of salary (135%) remained unchanged.

·

Based upon Company performance, his actual cash bonus (payable in first quarter 2023) was paid at the level of $2,169,180, which represents 154.5% of his target award opportunity, based on achievements of the 2022 AIP performance metrics, a level commensurate with other AIP participants.

·

The Committee granted Mr. Jenkins’ long-term incentive compensation with a targeted grant date value of $6,600,000, which was converted to a number of restricted shares and performance units by dividing the targeted value by the 30-day average stock price on a date determined prior to the grant date. Mr. Jenkins’ target LTI value was unchanged from 2021.

In aggregate, Mr. Jenkins’ target total direct compensation for 2022 was $9,044,000, which is an approximate 1% increase in total compensation from his 2021 level of $8,950,000.

	Base Salary	Annual Incentive	Equity Incentives
Target Compensation	✓	Target opportunity	Approved LTI target value of awards granted during each year
Realizable Compensation[1]	✓	Actual bonus paid	Value of awards granted during each year based on year-end stock price

1. Realizable compensation for 2018, 2019 and 2020 includes the year-end value of performance units adjusted for actual performance over the full three-year performance period.

Note: The amounts reflected above may differ from the amounts required to be reported by SEC rules and direct investors to see the Summary Compensation Table for additional information on the compensation amounts required to be reported for the NEOs for 2022 pursuant to SEC rules.

22      MURPHY OIL CORPORATION

Compensation and Corporate

Governance Policies

“What We Do” and “What We Don’t Do”

Murphy is committed to developing and implementing executive compensation and corporate governance policies that are directly aligned with the best interests of our stockholders. In this regard, we have adopted executive compensation practices that are considered to be “best practices” so that we put stockholders’ interests at the forefront. The following table lists the practices that Murphy has implemented which describe the best practices we have adopted as “What We Do” as well as a listing of practices identified as “What We Don’t Do” that we consider not to be aligned with our stockholders’ interests.

What We Do

✔	Stockholder Engagement

The Company engages with stockholders on a regular basis to fully understand the factors considered most important when evaluating the Company.

✔	Stock Ownership Guidelines

Directors are expected to own and hold Company shares equal in value to five times their annual cash retainer within five years of commencing service. Officers are expected to own and hold Company shares at least equal in value to a multiple of base salary within five years of appointment to the officer’s position, which for 2022 was as follows: 6.0 times for the CEO, 3.0 times for EVPs, 2.0 times for SVPs, and 1.0 times for VPs.

During 2022, all Directors and NEOs were in compliance with the Company’s stock ownership guidelines.

✔	75% of NEO Equity is Performance-based

PSUs, which comprise 75% of equity awards, are tied to both relative and absolute multi-year performance goals, with 60% based on our TSR relative to peers and 15% based on our EBITDA/Average Capital Employed (“ACE”), each measured over a three-year performance period. Relative TSR PSUs may not be earned above target if TSR over the performance period is negative.

✔	Maintain Consistent Equity Award Grant Timing

We maintain a consistent practice for the grant of equity awards to our NEOs. Annual equity awards are approved at the February meeting of our Compensation Committee. Awards to newly hired or promoted executive officers are made at a regularly scheduled meeting of the Compensation Committee.

✔	Insider Trading Policy

In 2022, the Board strengthened the Company’s insider trading policy. Directors, officers, and employees must obtain pre-clearance prior to buying or selling our stock, which may be traded only during open windows. This policy requires all directors, officers, and employees of the Company to provide a written certification of their understanding of, and agreement to comply with, the policy.

✔	Clawback Provision

The Company’s policy allows for the recovery of equity and cash incentive-based compensation from our NEOs under certain circumstances including upon (i) restatement of Company financial statements and (ii) reputational harm.

✔	Independent Compensation Consultant

The Company has retained independent compensation consultants to assist it and the Committee in evaluating and setting executive compensation.

✔	Annual Stockholder Say-on-Pay Vote

Since the inception of the stockholder advisory vote regarding Say-on-Pay, Murphy has allowed for such a vote annually and has received a favorable voting result each year.

✔	Double Trigger Change in Control (CIC) Provisions

Equity awards granted and cash severance benefits are both subject to double trigger CIC provisions (i.e., NEO incurs a qualifying termination within 24 months of a CIC).

    2023 PROXY STATEMENT      23

What We Don’t Do

×	No Employment Agreements

The Company does not have written employment agreements specifying compensation levels and practices for its CEO and other NEOs. The only written agreements in effect are the Severance Protection Agreements which provide NEOs, including the CEO, certain severance benefits in the case of a qualifying termination occurring within 24 months following a CIC transaction.

×	No Tax Gross-Up Payments

The Company does not provide the NEOs, including the CEO, with tax gross-up payments for any form of executive compensation, including the CIC severance compensation.

×	No Backdating or Repricing of Stock Options

Murphy has never engaged in the practice of backdating or repricing stock options or other forms of equity compensation.

×	No Payment of Dividends on Unearned Performance Awards or Time-based Awards

The Company does not pay dividends on unearned long-term performance awards or time-based awards. However, during the performance or service period, dividends accrue on unearned awards and will be paid solely to the extent the underlying award vests.

×	No Pledging of Shares Unless Stock Ownership Guidelines are Met

A director or officer may not pledge Company securities, including the purchasing of Company securities on margin or holding Company securities in a margin account, until he or she has achieved the applicable stock ownership target specified in our stock ownership guidelines. Any pledging of shares must be in compliance with applicable law and must be disclosed to the Company in advance.

×	No Hedging of Shares

Under the Company’s Anti-Hedging Policy, directors, officers, and employees are prohibited from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds, or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s securities.

×	No Perquisites

In 2022, our NEOs did not receive any perquisites or special executive benefits.

×	Springload Equity Awards

We do not springload equity awards or otherwise time the grant of equity awards to our NEOs to take advantage of material non-public information.

24      MURPHY OIL CORPORATION

Stockholder Engagement

The Company values the feedback and insights that it receives from its stockholders through ongoing dialogue. At the 2022 Annual Meeting, a proposal seeking an advisory vote on executive compensation for the Company’s NEOs (see “Tabular Information for Named Executive Officers”) was submitted to stockholders.

Received over 98% support in 2022	Outreach to stockholders holding approximately 60% of outstanding shares	Meetings with stockholders holding nearly 50% of outstanding shares

The Committee is cognizant of the advisory vote results of Say-on-Pay and will communicate directly with investors/stockholders as required to address their concerns. Even in years of strong Say-on-Pay support, we engage with our stockholders on a regular basis to ensure we fully understand the factors they consider to be most important when evaluating our Company. During 2022, in addition to regular discussions with stockholders regarding our financial results, members of our executive management proactively engaged in discussions with institutional investors soliciting investors’ input regarding the strengths and weaknesses of the Company’s strategy, corporate governance, executive compensation and sustainability. Murphy extended the opportunity for one-on-one discussions with the 25 largest institutional investors holding significant ownership interests in Murphy. A number of significant investors responded favorably to the opportunity to share their views and provided meaningful input.

During recent years, the Company has made several positive changes to our programs in an effort to improve our programs and demonstrate responsiveness to stockholder feedback:

Responsive Program Changes Over Recent Years
Moved to 3-year Performance Period for PSUs	Moved to Single Peer Group for Compensation and Performance

PSU Award Payout Capped at Target if TSR is Negative	Added Double-Trigger Equity Acceleration in a Change-in-Control

Added Return on Average Capital Employed (ROACE) Measure to PSU Program	Added Reputational Harm as a Trigger in our Clawback Policy

Added Greenhouse Gas (GHG) Emissions Intensity Metric to AIP	Added Free Cash Flow Metric to AIP

Added General & Administrative (G&A) Expense Metric to AIP	Decreased Emphasis on Volume-Based Metrics in AIP

Changes for 2022
Removed Production Metric from AIP	Increased Emphasis on ESG and Financial Metrics in AIP

    2023 PROXY STATEMENT      25

Elements of Compensation

The Company’s executive compensation program includes a base salary, an annual cash-based incentive opportunity, long-term incentive compensation and employee benefits. The Committee believes that the majority of an executive officer’s total direct compensation opportunity (which includes base salary, annual and long-term incentive opportunities) should be performance-based. The Committee determines an executive’s total direct compensation opportunity based on peer company information and survey data provided by its independent compensation consultant, Meridian, so that the program is competitive with the peer group with an aim to attract and retain talented executives.

2022 Compensation Program Structure

Sound corporate and compensation governance are pillars of our corporate culture at Murphy. The Committee and the executive management team at Murphy Oil continually seek to improve the alignment of our compensation programs with the interests of our stockholders and with industry dynamics.

To motivate, attract and retain executives who are critical to our long-term success, Murphy believes its executive compensation program should be competitive with peer companies in the oil and natural gas industry and executives should be rewarded for both the short-term and long-term success of the Company and, conversely, be subject to a degree of downside risk in the event the Company does not achieve its performance objectives.

As a result, Murphy has structured its cash and equity-based compensation program to provide 71% of CEO and 64% of other NEOs, excluding Mr. Looney, target total direct compensation in performance-based components tied to the achievement of short-term and long-term performance criteria aligned with the Company’s business objectives. Including time-vested restricted stock awards, approximately 89% of CEO target compensation and 80% of other NEO, excluding Mr. Looney, target compensation are at-risk for financial performance, stock price performance, and continued employment.

Short-term incentives are paid in the form of annual cash bonus opportunities tied to the achievement of specific performance goals aligned with stockholder value creation. Long-term incentives combine performance-based restricted stock units (referred to in this CD&A as “PSUs”) and time-based restricted stock units (referred to in this CD&A as “RSUs”) to provide a compensation opportunity aligned with the Company’s long-term stock performance, delivered through awards that are performance based in absolute and relative terms, while also encouraging retention.

26      MURPHY OIL CORPORATION

A. Base Salary

The objectives of the base salary component of compensation are:

1	to provide a fixed level of compensation to compensate the executive for day-to-day execution of their primary duties and responsibilities;

2	to assist the Company in the attraction and retention of a highly-skilled competitive leadership team by paying base salaries competitive with those paid by the Company’s peer group; and

3	to provide a foundation level of compensation upon which incentive opportunities can be added to provide the motivation to deliver superior performance.

The Company targets the median (“50th percentile”) of competitive market pay levels for the base salary of the NEOs because it allows the organization to recruit, attract, and retain qualified management talent having the requisite skills and competencies to manage the Company and to deliver additional value for stockholders. In practice, some executives are paid above or below the 50th percentile because of their individual job performance, time in the position, and/or tenure with the Company. Executives’ salaries are ultimately determined based on the market pay levels, as well as a combination of experience, duties and responsibilities, individual performance, Company performance, general economic conditions and marketplace compensation trends.

2022 Base Salary Actions

In February 2022, the Committee approved annual adjustments to the base salaries, as follows:

Named Executive Officer	2021 Base Salary	2022 Base Salary	Adjustment for 2022

Roger W. Jenkins	$1,000,000	$1,040,000	4.0%

Thomas J. Mireles	$400,000	$500,000	25.0%[1]

Eric M. Hambly	$575,000	$600,000	4.4%

E. Ted Botner	$425,000	$467,500	10.0%[2]

Daniel R. Hanchera	$400,000	$418,000	4.5%

David R. Looney[3]	$600,000	$660,000	10.0%[2]
1.

This amount includes an adjustment on February 1, 2022 (for all NEOs) and also on July 1, 2022, for Mr. Mireles‘ in connection with his appointed to Executive Vice President and Chief Financial Officer.

2.	Increases reflect adjustments to align more closely with competitive levels among peers.
3.	Mr. Looney retired from the Company as Executive Vice President and Chief Financial Officer effective June 30, 2022.

    2023 PROXY STATEMENT      27

B. Annual Incentive Plan (AIP)

The objectives of the Company’s annual incentive program are:

1	to provide cash-based incentive compensation linked to Company performance to those officers, executives, and key employees who contribute significantly to the growth and success of the Company;

2	to attract and retain individuals of outstanding ability;

3	to align the interests of those who hold positions of major responsibility in the Company with the interests of the Company’s stockholders; and

4	to encourage excellent operational performance by rewarding executives when they achieve this level of performance.

Generally, the Committee sets each NEO’s annual target incentive at the 50th percentile of competitive market pay levels. Executives have the opportunity to be compensated above the 50th percentile when the Company has above market performance based on established performance measures. In February 2022, the Committee reviewed an analysis of the top executives prepared by Meridian and approved adjustments, where necessary, to bring target bonus percentages in line with the market. For 2022, the target bonus percentages of the Company’s NEOs were at the median of the competitive market.

The annual incentive plan targets of our NEOs remained consistent with the exception of Mr. Mireles who received an adjustment in connection with his promotion. This increase was made to move the incentive targets closer to the market median of the Company’s peer group based on data provided by Meridian:

Named Executive Officer	2021 Annual Incentive Target (As % of Base Salary)	2022 Annual Incentive Target (As % of Base Salary)

Roger W. Jenkins	135%	135%

Thomas J. Mireles[1]	75%	90%

Eric M. Hambly	90%	90%

E. Ted Botner	80%	80%

Daniel R. Hanchera	75%	75%

David R. Looney[2]	90%	90%
1.	Mr. Mireles was promoted to Executive Vice President and Chief Financial Officer effective July 1, 2022.
2.	Mr. Looney retired from the Company as Executive Vice President and Chief Financial Officer effective June 30, 2022.

28      MURPHY OIL CORPORATION

PERFORMANCE METRICS AND WEIGHTINGS

The table below provides the performance metrics and weightings for the 2022 AIP program. The Committee modified the AIP performance metrics to further emphasize cash flow and climate goals by:

·	increasing the emphasis on Financial (from 70% to 80%) and ESG (from 15% to 20%) metrics; and

·	removing the volume-based Production metric (15%).

2022 Performance Criteria
Metric	Weighting		Rationale

ESG Safety	20%[1]
Total Recordable Incident Rate (TRIR)[2]			The health and safety of the Company’s employees and contractors is important to the Company. Inclusion of a safety metric reflects the Company’s emphasis on safe operations by both employees and contractors.

Environmental
Spill Rate[3]			Inclusion of a spill metric reflects the Company’s commitment to environmentally sound operations, including asset integrity.
Greenhouse Gas (GHG) Emissions Intensity			Inclusion of a GHG metric reflects the Company’s commitment to environmental stewardship and sustainability.

FINANCIAL
Return on Average Capital Employed (ROACE)[4] AIP Free Cash Flow (FCF)[5] Lease Operating Expense (“LOE”)/BOE[6] General and Administrative (G&A) Expense[7]	25 25 15 15	% % % %	These financial goals focus on cost management, and financial discipline and encourage employees to manage costs relative to gross margins and the commodity price environment.
1	Individual metrics are evenly weighted
2	Defined as the combined number of incidents for both contractors and employees worldwide per 200,000 work hours. The lower the result, the better the performance.
3	Defined as the number of spills, as defined under IOGP, equal to or greater than one barrel per million BOEs produced. Like TRIR, the lower the spill rate, the better our environmental performance.
4

ROACE is calculated by dividing the Company’s EBITDA for fiscal year 2022 by the sum of the opening plus closing Capital Employed (total equity + total long-term debt + total short-term debt) divided by two (EBITDA/ACE). EBITDA and ACE may be adjusted for items which effect the representation of EBITDA to underlying performance, e.g. unrealized mark to market movements on commodity hedging.

5

AIP Free Cash Flow, for the purpose of compensation, is an internal management metric and is calculated as “accrual basis” operating cash flow less “value of work done” capital expenditures and may be adjusted for certain items to ensure fair comparability to target.

6

A barrel of oil equivalent (BOE) is a term used to summarize the amount of energy that is equivalent to the amount of energy found in one barrel of crude oil. One barrel of oil is generally deemed to have the same amount of energy content as 6,000 cubic feet of natural gas.

7

General and Administrative Expense is a management metric for the purpose of compensation to incentivize overhead cost management. It includes certain cash controllable overhead costs and excludes certain short-term and long-term incentive costs.

    2023 PROXY STATEMENT      29

PERFORMANCE TARGETS AND GOAL SETTING PROCESS

The Company maintains its annual incentive program for NEOs and other executives and key employees under the Company’s Annual Incentive Plan (the “2022 Plan”). Under the terms of the 2022 Plan, achievement of 100% of the target rate results in the payment of 100% of individual target awards. However, the Committee may exercise its discretion to reduce amounts otherwise earned and payable to the NEOs. No awards are payable if performance falls below the threshold level.

The following table summarizes the performance metrics, respective weighting of performance metrics and weighted performance scores based on actual performance, used in determining each NEO’s annual incentive award for 2022. Based on the Company’s 2022 performance versus the goals originally established in February 2022, the AIP generated a payout of 154.5% of target for the NEOs.

2022 AIP Metrics and Results
Metric	Weighting	Target	Actual Results	Payout Achieved	Weighted Payout

FINANCIAL

EBITDA/ACE	25%	22.60%	31.2%	200%	50.0%

AIP Free Cash Flow	25%	$609 MM	$1,054.6	200%	50.0%

G&A	15%	$165 MM	$161.3	173%	26.0%

LOE/BOE	15%	$9.60	$10.67	0%	0%

ESG	20%

TRIR		0.33	0.37	78%	5.2%

Spill Rate (bbls per MMBOE)		2.60	0.0	200%	13.3%

Greenhouse Gas (GHG) Emissions		13,500	12,257	150%	10.0%

Total					154.5%

1.	Individual metrics are evenly weighted.

2022 AIP payouts are set forth in the table below:

Named Executive Officer	2022 Base Salary		Target Bonus as a Percentage of Base Salary	Target Bonus Award (Base Salary Multiplied by Target Bonus Percentage)		Earned Award (154.5% of Target)

Roger W. Jenkins	$1,040,000		135%	$1,404,000		$2,169,180

Thomas J. Mireles	$500,000		90%	$450,000		$695,250

Eric M. Hambly	$600,000		90%	$540,000		$834,300

E. Ted Botner	$467,500		80%	$374,000		$577,830

Daniel R. Hanchera	$418,000		75%	$313,500		$484,358

David R. Looney	$325,006	[1]	90%	$292,505	[2]	$451,921	[2]

1.	Amount includes Mr. Looney’s base salary earnings as his retirement date of June 30, 2022.
2.	Due to Mr. Looney’s retirement and pursuant to the existing terms of the AIP, Mr. Looney received a pro-rata annual bonus for 2022.

30      MURPHY OIL CORPORATION

C.   Long-term Incentive (LTI) Compensation

The objectives of the Company’s long-term incentive program are:

1   to align executives’ interests with the interests of stockholders;

2   to reinforce the critical objective of building stockholder value over the long-term;

3   to assist in the long-term attraction, motivation, and retention of an outstanding management team;

4   to complement the short-term performance metrics of the 2022 Plan; and

5   to focus management attention upon the execution of the long-term business strategy of the Company.

The Company generally targets the mid-range of competitive market pay levels for the annual grant value of long- term incentive compensation.

The Committee considers a number of factors when determining each NEO’s LTI target value. These factors include competitive market data, overall Company performance, internal equity, and individual performance. In addition, the Committee considers the number of shares available for future grants and the potential dilutive effect of equity awards granted to the NEOs and other employees. Based on these considerations, the Committee set each NEO’s LTI target value generally at the 50th percentile of competitive market practice.

2022 long-term incentive grants for each NEO were awarded 75% in the value of PSUs and 25% in the value of RSUs.

NEO grants were as follows:

Named Executive Officer	Number of Time-Based Restricted Stock Units[1,2]	Number of Performance-Based Restricted Stock Units[1,2]

Roger W. Jenkins	58,400	175,200

Thomas J. Mireles	17,400	52,300

Eric M. Hambly	20,400	61,100

E. Ted Botner	11,500	34,500

Daniel R. Hanchera	7,100	21,200

David R. Looney	20,400[3]	61,100[3]

1	Time-based and Performance-based RSU awards generally vest on the third anniversary of the award’s grant date, subject to continued service through such date.
2	Grant date fair values are listed in the 2022 Grants of Plan-Based Awards Table.
3	Upon retirement and pursuant to the terms of the 2020 LTIP, Mr. Looney forfeited a pro-rated portion of his unvested 2022 RSU and PSU grants, including 17,567 RSUs and 52,614 PSUs.

TIME-BASED RESTRICTED STOCK UNITS

RSUs awarded in 2022 vest on the third anniversary of the grant date. Dividend equivalents are accumulated during the performance period and pay out only if the underlying RSUs vest and are earned. Holders of RSUs do not have any voting rights. While the RSU awards do not have explicit performance-vesting conditions, the ultimate value that will be delivered to our NEOs from these awards depends on our future stock price performances and thus further aligns our NEOs’ interests with long-term shareholder value creation.

2023 PROXY STATEMENT      31

PERFORMANCE-BASED RESTRICTED STOCK UNITS

TSR as Performance Metric (80% of PSU Value)

The Committee believes that a performance unit program that emphasizes TSR relative to our compensation peers helps to align NEO realizable compensation with the extent to which we have out-performed or under-performed the companies against whom we benchmark NEO pay opportunities. TSR is determined by adding the sum of stock price appreciation or reduction per share, plus any cumulative dividends per share assumed to be reinvested for the performance period, and dividing that total by the beginning stock price per share. For purposes of this calculation, the beginning and ending stock prices are the averages of the closing stock prices for the month immediately preceding and the last month of the performance period. Notwithstanding the satisfaction of any performance goals, the number of shares granted, issued, retainable and/or vested under an award of PSUs on account of either financial performance or personal performance evaluations may, to the extent specified in the applicable award agreement, be reduced by the Committee on the basis of such further considerations as determined by the Committee in its sole discretion.

Payout / Performance Leverage

80% of the 2022 PSUs are based on the Company’s TSR compared to the TSR of our peer group companies (identified below) (“TSR PSUs”). Performance is measured over a three-year period (“Performance Measurement Period”).

The number of TSR PSUs earned will be based on the Company’s TSR percentile ranking over the Performance Measurement Period compared to that of the Company’s peer group, as set forth in the table below:

Performance Achievement (TSR Percentile Ranking)	Payout (% of Target)	Payout capped at Target if the Company’s absolute TSR is negative over the Performance Measurement Period
Below 25th Percentile	0%
25th Percentile (Threshold)	50%
50th Percentile (Target)	100%
90th Percentile or Above (Maximum)	200%

The payout percentage in respect of TSR PSUs will be interpolated for points between threshold and maximum performance levels. Notwithstanding the foregoing, if the Company’s TSR over the Performance Measurement Period is less than 0%, the Payout Percentage shall not exceed 100%.

ROACE as a Performance Metric (20% of PSU Value)

20% of the 2022 PSUs are measured by ROACE, (the “ROACE PSUs”), which will be based on the Company’s achievement of the amount determined by dividing the Company’s cumulative EBITDA by ACE, as defined above, for the Performance Measurement Period, as set forth in the table below:

2022 ROACE Performance Level	Payout (% of Target)

Below 20%	0%

20% (Threshold)	50%

25% (Target)	100%

30% or Above (Maximum)	200%

The payout percentage in respect of the ROACE PSUs will be interpolated for points between the threshold and maximum performance levels.

32      MURPHY OIL CORPORATION

FORM OF COMPENSATION SELECTION AND PLAN INFORMATION

As noted above, the Committee currently uses two principal forms of long-term incentive compensation: RSUs and PSUs. While the Committee expects to continue to use these two principal forms of equity-based incentives going forward, it is possible that the Committee may adopt a different long-term incentive compensation strategy in future years in response to changes in the competitive marketplace, regulatory actions, and/or changes to business strategy.

In order to provide for flexibility going forward, the 2020 Long Term Incentive Plan (the “2020 LTI Plan”) provides possible alternative long-term equity incentive awards in addition to time-based and performance-based restricted stock units, including stock options, stock appreciation rights, performance shares, phantom units, dividend equivalents, and other stock-based incentives.

During 2022, the Company granted 939,100 shares as full value awards. As of December 31, 2022, 2,939,906 shares remain available for future grants of full value awards under the 2020 LTI Plan.

2020–2022 PSUs

The following provides a summary of the results of the PSU award grants made to our current NEOs in 2020, based on the approved 2020 peer group, for the 2020-2022 performance period. These awards were based on relative TSR performance and ROACE.

Name	PSUs Granted in 2020	Payout (% of Target)	PSUs earned (excluding dividends)

Roger W. Jenkins	289,000	59.4%	171,666

Thomas J. Mireles	31,000	59.4%	18,414

David R. Looney	70,889[1]	59.4%	42,108

Eric M. Hambly	72,000	59.4%	42,768

E. Ted Botner	24,000	59.4%	14,256

Daniel R. Hanchera	30,000	59.4%	17,820

1.	In accordance with the terms of the 2020 LTIP, Mr. Looney received a pro-rated amount of the 88,000 PSUs originally granted in connection with his retirement.

2023 PROXY STATEMENT      33

D. Employee Benefits

The objectives of the Company’s employee benefits program are:

1	to provide an employee benefit package with the same level of benefits provided to all Company employees that is competitive within the Company’s industry sector; and

2	to offer executives indirect compensation that is efficient and supplemental to their direct compensation to assist with retirement, health, and welfare needs for individuals and their families.

The Company’s executives are provided usual and customary employee benefits available to all employees, including the NEOs. These include thrift savings (401(k)), life insurance, accidental death and dismemberment insurance, medical/dental insurance, vision insurance, long-term disability insurance, and a Company-sponsored pension plan. Effective with the spin-off of Murphy’s former U.S. retail marketing operation, Murphy USA Inc. (MUSA) on August 30, 2013, significant modifications were made to the U.S. defined benefit pension plan. Certain Company employees’ benefits under the U.S. plan were frozen at that time. No further benefit service will accrue for the affected employees; however, the plan will recognize future earnings after the spin-off. In addition, all previously unvested benefits became fully vested at the spin-off date. For those affected active employees of the Company, additional U.S. retirement plan benefits will accrue in future periods under a cash balance formula.

Tax regulations adversely affect certain highly compensated employees by restricting their full participation in qualified pension and defined contribution (thrift) plans. In an effort to provide the same level of retirement benefit opportunity for all employees, including the NEOs, the Company maintains a Supplemental Executive Retirement Plan (the “SERP”). The purpose of the SERP is to restore pension plan and thrift plan benefits that are not payable under such plans because of certain specified benefit and compensation limitations under tax regulations. The benefit to the Company of this arrangement is the retention and long-term service of employees who are otherwise unprotected by employment contracts.

The SERP is unfunded and is subject to general credit of the Company. Other than the SERP, the Company does not offer a deferred compensation alternative to the NEOs.

34      MURPHY OIL CORPORATION

Compensation

Oversight and Processes

The Committee oversees and approves the compensation of the NEOs. The Committee currently consists of four members, all of whom have been determined by the Board to satisfy the heightened independence requirements of the NYSE and the Company’s categorical independence standards. The Nominating and Governance Committee recommends nominees for appointment to the Committee annually and as vacancies or newly created positions occur. Committee members are appointed and approved by the Board and may be removed by the Board at any time. Current members of the Committee during 2022 were Laura A. Sugg (Chair), T. Jay Collins, Jeffrey W. Nolan, and Robert N. Ryan, Jr. Neal E. Schmale served as the Chair of the Committee until May, 2022.

The Committee reviews and approves corporate goals and objectives relevant to the CEO’s and other NEO’s compensation and evaluates the CEO’s performance in light of these goals and objectives. Any decisions regarding the CEO’s compensation are made solely by the Committee based on that evaluation. For NEOs other than the CEO, the Committee considers the performance evaluations made by the CEO and the recommendations of the CEO.

The Committee administers and makes recommendations to the Board with respect to the Company’s incentive and equity-based compensation plans, and it reviews and approves awards granted under such plans.

Additionally, the Committee periodically reviews and makes recommendations to the Board on the Company’s key human capital management strategies, policies and procedures.

Role of Independent Compensation Advisory Firm

As set forth in its charter, which can be found on the Company’s website: ir.murphyoilcorp.com/corporate-governance/governance-documents, the Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or senior executive compensation and has the sole authority to approve the consultant’s fees and other retention terms. Advice and assistance from internal or external legal, accounting or other advisors is also available to the Committee. During 2022, Meridian provided the Committee with, among other things, an analysis of trends and compensation data for general industry, the oil and natural gas industry and a select group of comparator companies within the oil and natural gas industry.

All Meridian invoices were approved by the Committee’s Chair prior to payment. In their roles as an advisor to the Committee, Meridian attended the four Committee meetings in 2022 and provided the Committee with objective and expert recommendations, analyses, independent advice and information with respect to executive and director compensation. Meridian did not provide any other consulting services to the Committee or to the Company, other than those dealing with executive compensation and the compensation of non-employee directors.

The Committee annually evaluates the performance and independence of its compensation consultants. In October 2022, Meridian delivered a letter to the Committee that provided full disclosure relating to Meridian’s relationship to the Company, taking into account the SEC’s Consultant Independence Factors and Meridian’s Independence Policy. The Committee has determined that there are no business or personal relationships between Meridian and the members of the Committee or the Company’s executive officers that may create a conflict of interest impairing Meridian’s ability to provide independent objective advice to the Committee.

2022 Peer Group Determination

In February 2022, the Committee engaged Meridian to determine appropriate comparator companies for purposes of peer compensation analysis. Meridian recommended the adoption of, and the Committee approved, the same peer group of comparable companies to be used for both the Company’s 2022 Compensation and TSR peer group, except for adjustments to the peer group due to mergers, acquisitions and bankruptcy activities.

2023 PROXY STATEMENT      35

The table below illustrates the changes to the Company’s peer group for 2022:

2022 Peer Group (12 Total Companies)

APA Corporation	Marathon Oil Corporation

CNX Resources Corporation	Ovintiv Inc.

Coterra Energy Inc.	PDC Energy, Inc.

Devon Energy Corporation	Range Resources Corporation

Hess Corporation	Southwestern Energy Company

Kosmos Energy Ltd.	Talos Energy, Inc.

In addition to comparator company information, the Committee uses Mercer U.S. Energy 27 Compensation Survey information to determine competitive market pay levels for the NEOs. The Committee also reviews a special analysis of the competitive pay levels of the Company’s peer group in establishing pay levels for the CEO and NEOs.

The Committee generally takes action on compensation matters, including the grant of long-term incentive awards, at its meeting held in conjunction with the February Board meeting. At this meeting the Committee also considers adjustments to NEO base salary, annual incentive bonus opportunities and grants of long-term incentive awards. The Committee also meets at other times during the year as necessary and, in 2022, met four times.

Risk Evaluation

In order to monitor the risk associated with executive compensation, in October 2022, the Committee reviewed a report from Meridian assessing the risks arising from the Company’s compensation policies and practices. The Committee agreed with the report’s findings that these risks were within the Committee’s ability to effectively monitor and manage and the programs do not encourage unnecessary or excessive risk-taking and do not create risks that are reasonably likely to have a material adverse effect on the Company.

Clawback Policy

The Company’s compensation clawback policy allows for the recovery of equity and cash incentive-based compensation from our NEOs under certain circumstances including upon (i) restatement of Company financial statements and (ii) reputational harm. The Company shall review this policy once final NYSE rules are adopted implementing the Dodd-Frank clawback rule.

Stock Ownership Guidelines

Directors are expected to own and hold Company shares equal in value to five times their annual cash retainer within five years of commencing service. Officers are expected to own and hold Company shares at least equal in value to a multiple of base salary within five years of appointment to the officer’s position, which for 2022 was as follows: six times for the CEO, three times for Executive Vice Presidents, two times for Senior Vice Presidents, and one time for Vice Presidents.

Tax Policy

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the tax deductibility of compensation paid to certain NEOs to $1 MM annually.

The Committee has and will continue to retain the flexibility to design and maintain the executive compensation programs in a manner that is most beneficial to stockholders, including the payment of compensation that is subject to the deduction limits under Section 162(m).

36      MURPHY OIL CORPORATION

 Compensation Committee

 Report

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

COMPENSATION COMMITTEE

Laura A. Sugg (Chair)

T. Jay Collins

Jeffrey W. Nolan

Robert N. Ryan, Jr.

2023 PROXY STATEMENT      37

 Executive Compensation

Tabular Information for Named Executive Officers

Further information with respect to the Named Executive Officers is set forth in the following tables:

2022 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Non-Equity Incentive Plan Compensation[2] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[3] ($)	All Other Compensation[4] ($)	Total ($)

Roger W. Jenkins President and Chief Executive Officer	2022	1,036,678	—	10,174,740	2,169,180	—	63,820	13,444,418
	2021	988,856	—	7,549,063	1,950,904	477,905	414,284	11,381,012
	2020	982,733	—	8,297,910	480,395	3,250,213	168,927	13,180,178

Thomas J. Mireles Executive Vice President and Chief Financial Officer	2022	475,014	—	2,879,692	695,250	—	30,039	4,079,995
	2021	393,661	—	1,248,522	425,556	—	24,429	2,092,168
	2020	350,113	5,700	883,635	76,065	357,935	21,816	1,695,264

Eric M. Hambly Executive Vice President	2022	597,931	—	3,549,453	834,300	—	37,495	5,019,179
	2021	567,929	—	2,610,559	743,991	—	34,885	3,957,364
	2020	477,344	—	2,069,100	146,919	493,227	29,450	3,216,040

E. Ted Botner Senior Vice President, General Counsel and Corporate Secretary	2022	463,964	—	2,003,588	577,830	—	29,341	3,074,723
	2021	420,841	—	1,248,522	482,879	40,730	35,570	2,228,542
	2020	378,542	—	689,700	79,349	716,827	44,878	1,909,296

Daniel R. Hanchera [5] Senior Vice President	2022	416,505	—	1,232,261	484,358	—	26,339	2,159,463

David R. Looney Retired, Executive Vice President and Chief Financial Officer	2022	325,006	—	3,549,453	451,921	—	46,963	4,373,343
	2021	589,658	—	2,610,559	775,553	73,509	119,609	4,168,888
	2020	525,815	100,000	2,521,673	171,358	106,647	86,049	3,511,542

1

The restricted stock unit awards are shown at grant date fair value as computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates, as more fully described in Note J to the consolidated financial statements included in the 2022 Form 10-K report. Performance-based restricted stock unit awards are subject to performance-based conditions and are forfeited if the grantee’s employment terminates for any reason other than retirement, death or full disability. The performance-based restricted stock unit awards vest three years from the date of grant if performance conditions are met. Time-based restricted stock unit awards vest three years from the date of grant and are forfeited if the grantee’s employment terminates for any reason other than retirement, death or full disability. There is no assurance that the value realized by the executive will be at or near the value included herein.

38      MURPHY OIL CORPORATION

2

Reflects payments under our annual incentive program awarded and paid after the end of the year in which they are reported. Because these payments related to services rendered in the year prior to payment, the Company reported these incentives as a component of compensation expense in the year for which the award was earned.

3

The amounts shown in this column reflect the annual change in accumulated benefits under the Murphy Oil Supplemental Executive Retirement Plan (see the 2022 Pension Benefits Table below for more information). Also, there are no deferred compensation earnings reported in this column, as the Company’s non-qualified deferred compensation plans do not provide above-market or preferential earnings (see the 2022 Non-qualified Deferred Compensation Table below for more information). Where the annual change in accumulated benefits was negative, it was excluded from this column and from the Summary Compensation Table Total column. The annual change in accumulated benefits were negative for 2022 in the amounts of: Mr. Jenkins $3,314,198; Mr. Mireles $409,975; Mr. Hambly $389,208; Mr. Botner $515,054; Mr. Hanchera $414,064; and Mr. Looney $5,029.

4	The total amounts shown in this column for 2022 consist of the following:
Mr. Jenkins: $62,200—Company contributions to defined contribution plans; $1,620—benefit attributable to Company-provided term life insurance policy;
Mr. Mireles: $28,500—Company contributions to defined contribution plans; $1,539—Benefit attributable to Company-provided term life insurance policy;

Mr. Looney: $19,500—Company contributions to defined contribution plans; $810—Benefit attributable to Company-provided term life insurance policy; $26,653 vacation pay in connection with his retirement on June 30, 2022;

Mr. Hambly: $35,875—Company contributions to defined contribution plans; $1,620—Benefit attributable to Company-provided term life insurance policy;
Mr. Botner: $27,838—Company contributions to defined contribution plans; $1,503—Benefit attributable to Company-provided term life insurance policy; and
Mr. Hanchera: $24,990—Company contributions to defined contribution plans; $1,349—Benefit attributable to Company-provided term life insurance policy.

5	Mr. Hanchera was not a Named Executive Officer in 2020 and 2021; therefore, his compensation is not disclosed for those years.

2023 PROXY STATEMENT      39

2022 Grants of Plan-Based Award Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)		All Other Stock Awards: Number of Shares of Stock or Units[3] (#)		Grant Date Fair Value of Stock and Option Awards[4] ($)

Roger W. Jenkins		702,000	1,404,000	2,808,000	—	—	—		—		—
	2/1/2022	—	—	—	70,080	140,160	280,320	[5]	—		6,639,379
	2/1/2022	—	—	—	17,520	35,040	70,080	[5]	—		1,659,845
	2/1/2022	—	—	—	—	—	—		58,400	[5]	1,875,516

Thomas J. Mireles		225,000	450,000	900,000	—	—	—		—		—
	2/1/2022	—	—	—	14,880	29,760	59,520		—		1,409,731
	2/1/2022	—	—	—	3,720	7,440	14,880		—		352,433
	2/1/2022	—	—	—	—	—	—		12,400		398,226
	7/1/2022	—	—	—	6,040	12,080	24,160	[6]	—		456,262
	7/1/2022	—	—	—	1,510	3,020	6,040	[6]	—		114,065
	7/1/2022	—	—	—	—	—	—		5,000	[6]	148,975

Eric M. Hambly		270,000	540,000	1,080,000	—	—	—		—		—
	2/1/2022	—	—	—	24,440	48,880	97,760		—		2,315,446
	2/1/2022	—	—	—	6,110	12,220	24,440		—		578,861
	2/1/2022	—	—	—	—	—	—		20,400		655,146

E. Ted Botner		187,000	374,000	748,000	—	—	—		—		—
	2/1/2022	—	—	—	13,800	27,600	55,200				1,307,412
	2/1/2022	—	—	—	3,450	6,900	13,800				326,853
	2/1/2022	—	—	—	—	—	—		11,500		369,323

Daniel R. Hanchera		156,750	313,500	627,000	—	—	—		—		—
	2/1/2022	—	—	—	8,480	16,960	33,920		—		803,395
	2/1/2022	—	—	—	2,120	4,240	8,480		—		200,849
	2/1/2022	—	—	—	—	—	—		7,100		228,017

David R. Looney		146,253	292,505	585,011	—	—	—		—		—
	2/1/2022	—	—	—	24,440	48,880	97,760	[7]	—		2,315,446
	2/1/2022	—	—	—	6,110	12,220	24,440	[7]	—		578,861
	2/1/2022	—	—	—	—	—	—		20,400	[7]	655,146

1

Threshold and maximum awards are based on the provisions in our annual incentive program. Actual awards earned can range from 0-200% of the target awards. The Committee retains the authority to make awards under the program and to use its judgment in adjusting awards downward. Actual payouts for 2022 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. For more information on the AIP, see the “Compensation Discussion and Analysis” section above.

2	Threshold and maximum awards are based on the provisions of the applicable PSU award agreements. The payout percentage for TSR units and EBITDA/ACE units will range between 0-200%.

40      MURPHY OIL CORPORATION

3	Amounts include time-based RSUs, which generally cliff-vest three years after their grant date.

4

The grant date value for the RSUs is computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates, as more fully described in Note J to the consolidated financial statements included in the 2022 Form 10-K report. The grant date fair value of the Company’s performance-based restricted stock units is determined using a Monte-Carlo valuation model, as further described in Note J to the consolidated financial statements included in the Form 10-K report based on the probable outcome of the performance goals as of the grant date.

5	Pursuant to the terms of the award under the 2020 LTIP, the aggregate number of shares allowable for issuance at vest is 500,000.

6	Grants awarded in connection with Mr. Mireles’ appointed as Executive Vice President and Chief Financial Officer on July 1, 2022.

7	Upon retirement and pursuant to the terms of the 2020 LTIP, Mr. Looney forfeited a pro-rated portion of his unvested 2022 RSU and PSU grants, including 17,567 RSUs and 52,614 PSUs.

2022 Outstanding Equity Awards at Fiscal Year-End Table: Stock Awards

Name	Number of Shares or Units of Stocks That Have Not Vested[1,2] (#)	Market Value of Shares or Units of Stocks That Have Not Vested[4] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[1,2] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested[2,3,4] ($)

Roger W. Jenkins	610,628	26,263,124	570,521	24,538,121

Thomas J. Mireles	107,727	4,633,349	118,135	5,081,020

Eric M. Hambly	197,304	8,486,077	197,838	8,509,044

E. Ted Botner	68,305	2,937,837	99,972	4,299,824

Daniel R. Hanchera	66,598	2,864,393	68,746	2,956,791

David R. Looney	77,417	3,329,711	72,641	3,124,304

1	Includes accrued in-kind dividend equivalents on performance-based restricted stock units.

2	Generally, time-based restricted stock units vest on the third anniversary of the date of grant.

3	Performance-based restricted stock units vest if the Company achieves specific performance objectives at the end of the three-year performance period.

4	Value was determined based on a December 31, 2022 closing stock price of $43.01 per share.

The table below shows the number of shares of the Company’s common stock acquired during 2022 upon the vesting of stock awards granted to the named executive officers in previous years.

2022 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]

Roger W. Jenkins	381,000	5,868,870	378,841	12,400,943

Thomas J. Mireles	12,000	259,110	40,198	1,315,900

Eric M. Hambly	30,000	460,755	88,437	2,895,027

E. Ted Botner	22,000	346,915	31,191	1,021,653

Daniel R. Hanchera	13,000	97,890	39,231	1,284,845

David R. Looney	—	—	162,651	5,210,606	[3]

1	The value shown reflects the difference between the market price on the date of exercise and the exercise price of the option.

2

The dollar amounts shown in this column are determined by multiplying the number of shares of common stock underlying vested stock awards by the per share market price (average high and low price) of the Company’s common stock on the vesting date. The total value realized includes the gross PSU vesting MUR price of $32.1150 per share on February 1, 2022 and RSU vesting MUR price of $34.3475 on February 4, 2022.

3	The total value realized also includes the gross RSU vesting MUR price of $30.43 on June 30, 2022, Mr. Looney’s retirement date.

    2023 PROXY STATEMENT      41

2022 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Roger W. Jenkins	Retirement Plan of Murphy Oil Corporation	21.208	1,059,125	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	21.208	13,183,893	—

Thomas J. Mireles	Retirement Plan of Murphy Oil Corporation	17.417	397,168	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	17.417	546,994	—

Eric M. Hambly	Retirement Plan of Murphy Oil Corporation	16.250	322,963	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	16.250	782,129	—

E. Ted Botner	Retirement Plan of Murphy Oil Corporation	21.250	903,605	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	21.250	1,427,348	—

Daniel R. Hanchera	Retirement Plan of Murphy Oil Corporation	15.922	770,626	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	15.922	1,056,402	—

David R. Looney	Retirement Plan of Murphy Oil Corporation	4.331	70,385	2,381
	Murphy Oil Corporation Supplemental Executive Retirement Plan	4.331	205,365	—

The purpose of the Retirement Plan of Murphy Oil Corporation, a tax-qualified defined benefit retirement plan, is to provide retirement and incidental benefits for all employees who complete a period of faithful service. The purpose of the Supplemental Executive Retirement Plan (SERP) is to restore defined benefit and defined contribution benefits which cannot be paid because of certain specified benefit and compensation limitations under the tax-qualified retirement plan. The pension formula used to calculate benefits is: 1.6% times final average pay (FAP) times years of benefit service minus 1.5% times primary social security benefit times years of benefit service (to a maximum of 33 1/3 years). The formula used to calculate the annual cash balance credit benefit is: eligible compensation (base salary earnings plus annual incentive bonus) times a percentage based on total points at January 1 each year. Total points are the sum of age and service at January 1 for each participant. Cash balance credits are accumulated with interest annually at the 10-year treasury rate.

The FAP used in calculating benefits under the plans is the average cash compensation (salary and annual incentive bonus) over the highest paid 36-month period during the employee’s last ten years of employment. Distribution elections for the qualified plan are made upon retirement. Benefits shown are computed on a single life annuity basis and are subject to a deduction for social security amounts. The pension benefits shown neither reflect any reductions in retirement benefits that would result from the selection of one of the plan’s various available survivorship options nor the actuarial reductions required by the plan for retirement earlier than age 62. For this purpose, Mr. Jenkins’ average compensation was $3,535,296; Mr. Mireles’ $683,487; Mr. Hambly’s $1,030,435; Mr. Botner’s $704,575; and Mr. Hanchera’s $649,312.

The estimated credited years of service used are as indicated in the table.

Effective with the spin-off of MUSA on August 30, 2013, significant modifications were made to the U.S. defined benefit pension plan. Three of the six NEOs continue to accrue benefits in this plan, however, two NEOs and certain Murphy employees’ benefits under the U.S. FAP plan were frozen at that time, as it relates to service. No further benefit service will accrue for the affected employees; however, the plan will recognize future earnings after the spin-off. In addition, all previously unvested benefits became fully vested at the spin-off date. For those affected active employees of the Company, additional U.S. retirement plan benefits will accrue in future periods under a cash balance formula. One NEO, hired following the spin-off, only accrues benefit under the cash balance formula, as applies to all other new hires in the U.S.

The following assumptions were used in determining the present value amounts at December 31, 2022.

·	Discount Rate—5.42% (Murphy Oil Corporation Qualified Retirement Plan); 5.43% (Murphy Oil Corporation Non-Qualified Supplemental Executive Retirement Plan)

42      MURPHY OIL CORPORATION

·

Mortality Table (Qualified—Retirement Plan and Non-Qualified Supplemental Executive Retirement Plan for Murphy Oil Corporation)— Pri-2012 sex-distinct, retiree tables with a no-collar adjustment and projected generational mortality improvements based on the MMP-2021 scale

·

Interest Rate (with respect to the accrual of benefits under the cash balance formula)—applied to account balances based on the larger of the annual yield on 10-year U.S. Treasuries constant maturities for the month of December in the prior plan year, or 1.89%

2022 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year[1] ($)	Registrant Contributions in Last Fiscal Year[2] ($)	Aggregate Earnings in Last Fiscal Year[3] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Roger W. Jenkins	103,900	43,900	(467,149)	—	3,263,270

Thomas J. Mireles	12,750	10,200	(50,135)	—	205,029

Eric M. Hambly	87,125	17,575	(311,345)	—	1,344,752

E. Ted Botner	49,094	9,538	61,301	—	775,737

Daniel R. Hanchera	83,625	6,690	(90,909)	—	1,599,326

David R. Looney	22,250	10,350	(60,389)	—	264,343
1	The executive contributions in the last fiscal year have been included in the “Salary” column for the Named Executive Officer in the 2022 Summary Compensation Table.

2	The registrant contributions in the last fiscal year have been included in “All Other Compensation” column for the Named Executive Officer in the 2022 Summary Compensation Table.

3

The unfunded SERP provides the same investment options available under the qualified 401(k) savings plan. The “Aggregate Earnings” column reflects the different investment returns based upon the Named Executive Officer’s investment selection.

The purpose of the Murphy Oil Corporation 401(k) Plan, a tax-qualified defined contribution retirement plan, is to provide retirement and incidental benefits for all employees who participate in the Plan. The purpose of the SERP is to restore defined benefit and defined contribution benefits which cannot be invested because of certain specified benefit and compensation limitations under the tax-qualified 401(k) Plan.

The employees are immediately vested in all employee and Company matching contributions. The Company matching contributions are limited to dollar for dollar on the first 6%. All employees are allowed to contribute on a pre-tax basis up to 25% of their eligible pay. The table above represents amounts deferred under the SERP for 2022.

    2023 PROXY STATEMENT      43

2022 Potential Payments Upon Termination or Change in Control Table

Since 2019, long-term incentive grants made to the CEO and the six executive officers reporting directly to the CEO, including the other NEOs, will only accelerate and become vested upon a double-trigger termination, which requires (i) a change in control transaction and (ii) an involuntary termination of the executive’s employment by the Company other than for “Cause” or “Disability” or a termination by the executive for “Good Reason”. In addition, pursuant to the Severance Protection Agreements described below, the Company provides competitive cash severance compensation should the CEO or the other NEOs be terminated in connection with a change in control by the Company other than for cause or disability or by the executive for good reason.

In 2013, Mr. Jenkins entered into a Severance Protection Agreement which provides for the payment of severance benefits in a lump sum equal to three times the sum of Mr. Jenkins’ base salary and his average annual bonus over the three fiscal years prior to his termination. Mr. Jenkins’ Agreement was revised in 2019 to include the provisions regarding the double-trigger vesting treatment of long-term incentives described above.

In 2019, the Company entered into Severance Protection Agreements with Messrs. Looney, Hambly and Mireles.    In 2020 and in 2022, the Company entered into a Severance Protection Agreement with Mr. Botner and Mr. Hanchera, respectively. Each agreement has an initial term of three years, and will automatically be extended for successive one-year periods unless either party provides 90 days prior written notice to not extend the term.

The Severance Protection Agreements with the NEOs other than Mr. Jenkins provide that if, within twenty-four months following a change in control, the Company terminates the NEO’s employment for any reason other than for cause or disability, or the NEO resigns for good reason (as such terms are defined in the agreements), the NEO will be entitled to the following severance benefits:

·

a lump sum cash payment equal to two times (or three times for Mr. Mireles) the sum of (i) the NEO’s annual base salary in effect immediately prior to the termination (or if greater, the highest rate in effect at any time during the 90-day period before the change in control) and (ii) the average of the NEO’s annual bonus for the three years prior to the termination (or if greater, the three full fiscal years prior to the change in control);

·	full vesting of all outstanding equity awards;

·	continued life, accident and health insurance coverage for the 30-month period following termination (or the 36-month period following termination for Mr. Mireles); and

·	certain relocation benefits.

The NEOs, including the CEO, are not entitled to any tax gross-up payments for any golden parachute excise tax that may be imposed on them as a result of a change in control and severance benefits resulting from a subsequent termination of employment and will be subject to certain non-competition and non-solicitation restrictive covenants for one year following a termination of their employment that occurs following a change in control.

Mr. Looney retired from his employment with the Company effective June 30, 2022. Mr. Looney was not provided any additional payments or benefits in connection with his retirement. Pursuant to the existing terms of his equity award agreements and the AIP, Mr. Looney received pro-rata acceleration of his outstanding unvested restricted stock unit awards and a pro-rata annual bonus for 2022. Mr. Looney’s PSUs were prorated but continue to be subject to actual performance at the end of the performance period. In addition, Mr. Looney received benefits under the Company’s Retirement Plan, the 401(k) Plan and the Supplemental Executive Retirement Plan pursuant to the terms thereof.

44      MURPHY OIL CORPORATION

The following table presents estimated amounts that would have been payable to the applicable Named Executive Officer if the described event had occurred on December 31, 2022:

Name	Category	Normal Termination ($)	Change of Control ($)
Roger W. Jenkins	Severance	—	7,720,479
	Non-equity compensation[1]	2,169,180	2,169,180
	Unvested & Accelerated[2]
	Performance-Based Restricted Stock Units	13,574,556	38,112,678
	Time-Based Restricted Stock Units	12,688,569	12,688,569
	Stock Options	—	—
	Retirement Plan[3]	1,188,396	1,188,396
	Total	29,620,701	61,879,302
Thomas J. Mireles	Severance	—	2,702,576
	Non-equity compensation[1]	695,250	695,250
	Unvested & Accelerated[2]
	Performance-Based Restricted Stock Units	1,456,094	6,537,115
	Time-Based Restricted Stock Units	3,177,255	3,177,255
	Stock Options	—	—
	Retirement Plan[3]	—	—
	Total	5.328,599	13,112,196
Eric M. Hambly	Severance	—	2,350,140
	Non-equity compensation[1]	834,300	834,300
	Unvested & Accelerated[2]
	Performance-Based Restricted Stock Units	3,381,896	11,890,941
	Time-Based Restricted Stock Units	5,104,181	5,104,181
	Stock Options	—	—
	Retirement Plan[3]	—	—
	Total	9,320,377	20,179,562
E. Ted Botner	Severance	—	1,695,039
	Non-equity compensation[1]	577,830	577,830
	Unvested & Accelerated[2]
	Performance-Based Restricted Stock Units	1,127,299	5,427,124
	Time-Based Restricted Stock Units	1,810,539	1,810,539
	Stock Options	—	—
	Retirement Plan[3]	228,228	228,228
	Total	3,743,896	9,738,760
Daniel R. Hanchera	Severance	—	1,485,943
	Non-equity compensation[1]	484,358	484,358
	Unvested & Accelerated[2]
	Performance-Based Restricted Stock Units	1,409,123	4,365,915
	Time-Based Restricted Stock Units	1,455,270	1,455,270
	Stock Options	—	—
	Retirement Plan[3]	156,780	156,780
	Total	3,505,531	7,948,266
David R. Looney[4]	Severance	—	—
	Non-equity compensation[1]	451,921	—
	Unvested & Accelerated[2]
	Performance-Based Restricted Stock Units	3,329,712	—
	Time-Based Restricted Stock Units	—	—
	Stock Options	—	—
	Retirement Plan[3]	—	—
	Total	3,781,633	—

1	Non-equity compensation is calculated under the terms of the Annual Incentive Plan effective January 1, 2022.
2

Reflects the accelerated vesting of LTI only in a double-trigger vesting change in control event. Restricted Stock Unit grants made after January 1, 2022 will only accelerate and vest on a double-trigger basis. All unvested outstanding equity awards made prior to 2022 will vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of the award. This amount includes the incremental value of the current unvested outstanding awards.

    2023 PROXY STATEMENT      45

3

Named Executive Officers may receive benefits under the Company’s defined benefit pension plan upon retirement, depending on date of hire, age and years of service at termination. The Pension Benefits Table reports the present value of each Named Executive Officer’s accumulated benefit at December 31, 2022 unadjusted for retirement earlier than age 62, and such benefits are not accelerated or otherwise enhanced in connection with any termination scenario. Messrs. Jenkins, Botner and Hanchera would have been eligible to receive retirement benefits following a termination of employment by reason of retirement on December 31, 2022. Monthly pension benefits are payable in one of the following options: 50% Joint and Survivor; 75% Joint and Survivor; 100% Joint and Survivor; and 10 Years Certain. For purposes of this table, the annual payment of the monthly pension benefits is shown.

4	Mr. Looney retired from the Company as Executive Vice President and Chief Financial Officer effective June 30, 2022.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights[1]	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)[2]

Equity compensation plans approved by stockholders	3,389,259	28.51	3,661,159
1	Amounts in this column do not take into account outstanding restricted stock units.

2

Number of shares available for issuance includes 2,939,906 available shares under the 2020 LTI Plan and 721,253 available shares under the 2021 Stock Plan for Non-Employee Directors. Assumes each restricted stock unit is equivalent to one share.

Pay Ratio

In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2022:

·	the median of the annual total compensation of all our employees (except our Chief Executive Officer) was $187,969;

·	the annual total compensation of Chief Executive officer was $13,444,418; and

·	the ratio of these two amounts was 72 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

METHODOLOGY FOR IDENTIFYING OUR “MEDIAN EMPLOYEE”

Employee Population

To identify the median of the annual total compensation of all of our employees (other than our Chief Executive Officer), we first identified our total employee population from which we determined our “median employee”. We determined that, as of December 31, 2022, our employee population consisted of 691 employees.

To identify our “median employee” from our total employee population, we compared the amount of total taxable earnings reflected in each country’s payroll records, converted to U.S. dollars. We identified our “median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation.

DETERMINATION OF ANNUAL TOTAL COMPENSATION OF OUR “MEDIAN EMPLOYEE” AND OUR CEO

Once we identified our “median employee”, we then calculated such employee’s annual total compensation for 2022 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2022 (as set forth in the above 2022 Summary Compensation Table).

Our CEO’s annual total compensation for 2022 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2022 Summary Compensation Table, adjusted, to the extent applicable, in a similar manner as the annual total compensation of our “median employee”.

46      MURPHY OIL CORPORATION

Pay Versus Performance

The following table sets forth the compensation for our Chief Executive Officer (PEO) and the average compensation for our other named executive officers
(Non-PEO),
both as reported in the Summary Compensation Table, on page 38, and with certain adju stment
s to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of 2022, 2021 and 2020. The table also provides information on our cumulative TSR, the cumulative TSR of our peer group, Net Income and Return on Average Capital Employed over such years in accordance with SEC rules.

Pay Versus Performance
					Value of Initial Fixed $100 Investment Based On:

Year (a)	Summary Compensation Table Total for PEO (1) ($) (b)	Compensation Actually Paid to PEO (2) ($) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (1) ($) (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (2) ($) (e)	Total Shareholder Return (3) ($) (f)	Peer Group Total Shareholder Return (3) ($) (g)	Net Income (in Thousands) (4) ($) (h)	Return on Average Capital Employed (5) (%) (i)

2022	13,444,418	39,752,198	3,741,335	8,083,159	175.84	191.50	965,047	31.4%

2021	11,381,012	26,071,102	3,111,741	8,330,184	104.46	120.82	(73,664)	16.9%

2020	13,180,178	(5,712,287)	4,065,562	(1,804,274)	47.21	64.58	(1,148,777)	10.3%

(1)
Compensation for our PEO, Roger W. Jenkins, reflects the amounts reported in the “Summary Compensation Table” for the respective years. Average compensation for non-PEOs
includes the following named executive officers: (i) in 2022, Thomas J. Mireles, Eric M. Hambly, E. Ted Botner, Daniel R. Hanchera and David R. Looney, (ii) in 2021, David R. Looney, Eric M. Hambly, E. Ted Botner and Thomas J. Mireles and (iii) in 2020, David R. Looney, Eric M. Hambly, E. Ted Botner, Thomas J. Mireles, Michael K. McFadyen and Walter K. Compton.

(2)
Compensation “actually paid” for the PEO and average compensation “actually paid” for our non-PEOs in each of 2022, 2021 and 2020 reflects the respective amounts set forth in columns
(b) and (d) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules (Item 402(v) of Regulation S-K). The dollar amounts reflected in columns
(b) and (d) of the table above do not reflect the actual amount of compensation earned by or paid to the PEO and our non-PEOs during the applicable year. For information regarding the decisions made by our Compensation Committee in regards to the PEO’s and our non-PEOs’ compensation for fiscal year 2022, see “Compensation Discussion and Analysis” above.

	PEO 2022	PEO 2021	PEO 2020	Non-PEOs 2022	Non-PEOs 2021	Non-PEOs 2020

Summary Compensation Table Total	13,444,418	11,381,012	13,180,178	3,741,335	3,111,741	4,065,562

Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	(10,174,740)	(7,549,063)	(8,297,910)	(2,642,889)	(1,929,541)	(1,702,683)

Plus Fair Value for Awards Granted in the Covered Year	13,293,592	10,471,250	3,560,300	2,670,881	4,703,679	450,283

Change in Fair Value of Outstanding Unvested Awards from Prior Years	17,265,340	8,909,580	(13,700,600)	3,126,077	1,770,789	(3,500,506)

Change in Fair Value of Awards from Prior Years that Vested in the Covered Year	2,557,473	352,888	942,170	721,571	168,957	154,404

Less Fair Value of Awards Forfeited during the Covered Year	—	—	—	—	—	—

Plus Fair Value of Incremental Dividends or Earnings Paid on Stock Awards	2,690,261	2,170,966	1,132,350	432,224	461,715	138,868

Less Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans	—	(477,905)	(3,250,213)	—	(28,560)	(1,488,996)

Plus Aggregate Service Cost and Prior Service Cost for Pension Plans	675,854	812,374	721,438	33,960	71,404	78,794

Compensation Actually Paid	39,752,198	26,071,102	(5,712,287)	8,083,159	8,330,184	(1,804,274)

2023 PROXY STATEMENT
47

Fair values of equity awards set forth in the table above are computed in accordance
with FASB ASC Topic 718 as of the end of the
respective
fiscal year, other than fair values of equity awards that vest in the covered year, which are valued as of the applicable vesting date.

The aggregate change in actuarial present value of accumulated benefit under pension plans reflects the amount reported for the applicable year in the Summary Compensation Table. Service cost is calculated as the actuarial present value of benefits under all pension plans attributable to services rendered during the applica ble fiscal ye
ar. Prior service cost is calculated as the entire cost of benefits granted (or credit for benefits reduced) in a plan amendment (or initiation) during the cove
red fiscal year that are attributable by the benefit formula to services rendered in periods prior to the applicable amendment.

(3)
TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation
S-K.
The peer group for purposes of this table is the S&P Oil & Gas Exploration & Production Select Industry Index (XOP), which is the same peer group as for the Shareholder Return Performance Presentation of the Company’s Annual Reports on Form
10-K
for the year ended December 31, 2022.

(4)	Reflects “Net Income” in the Company’s Consolidated Statements of Income included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2022, 2021 and 2020.

(5)
The following table sets forth an unranked list of the performance measures which we view as the “most important” measures for linking our named executive officers’ compensation actually paid to Company performance, as specifically listed below. For additional details on how these measures are utilized in our compensation program to link pay with performance, see “Compensation Discussion and Analysis” above.

Performance Measure

Return on Average Capital Employed (EBITDA / ACE)
AIP Free Cash Flow ($MM)

G&A ($MM)

LOE/BOE ($/BOE)

TRIR

Spill Rate

GHG Emissions (metric ton CO 2 e per MMBOE)

48
      MURPHY OIL CORPORATION

 Our Stockholders

As of December 31, 2022, the following are known to the Company to be the beneficial owners of more than five percent of the Company’s Common Stock (as of the date of such stockholder’s Schedule 13G filing with the SEC):

Name and address of beneficial owner		Amount and nature of beneficial ownership[1]		Percentage

BlackRock, Inc.	55 East 52nd Street New York, NY 10055	18,281,846	[2]	11.800%

The Vanguard Group	100 Vanguard Blvd. Malvern, PA 19355	16,158,569	[3]	10.390%

FMR LLC	245 Summer Street Boston, Massachusetts 02210	13,950,586	[4]	8.974%

Dimensional Fund Advisors LP	6300 Bee Cave Road, Building One Austin, TX 78746	8,013,476	[5]	5.200%
1.	Includes Common Stock for which the indicated owner has sole or shared voting or investment power and is based on the indicated owner’s Schedule 13G filing for the period ended December 31, 2022.

2.

A parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). Total includes 17,916,998 sole voting power shares, -0- shared voting power shares, 18,281,846 sole dispositive power shares and -0- shared dispositive power shares.

3.

An investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E). Total includes -0- sole voting power shares, 215,245 shared voting power shares, 15,813,213 sole dispositive power shares and 345,356 shared dispositive power shares.

4.

A parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). Total includes 13,932,992 sole voting power shares, -0- shared voting power shares 13,950,586 sole dispositive power shares and -0- shared dispositive power shares.

5.

An investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E). Total includes 7,973,296 sole voting power shares, -0- shared voting power shares, 8,013,476 sole dispositive power shares and -0- shared dispositive power shares.

    2023 PROXY STATEMENT      49

The following table sets forth information, as of February 13, 2023, concerning the number of shares of Common Stock of the Company beneficially owned by all directors and nominees, each of the Named Executive Officers (as hereinafter defined), and directors and executive officers as a group.

Name	Personal with Full Voting and Investment Power[1,2]	Personal as Beneficiary of Trusts	Voting and Investment Power Only		Equity Awards Exercisable or Which May Settle Within 60 Days[3]	Total	Percent of Outstanding (if greater than one percent)

Claiborne P. Deming	927,006	1,639,538	—		4,740	2,571,284	1.65%

T. Jay Collins	26,037	—	—		26,841	52,878	—

Steven A. Cossé	144,459	—	—		4,740	149,199	—

Lawrence R. Dickerson	43,626	—	—		26,052	69,678	—

Michelle A. Earley	—	—	—		16,486	16,486	—

Elisabeth W. Keller	63,472	518,224	—		4,740	586,436	—

James V. Kelley	108,074	—	—		4,740	112,814	—

R. Madison Murphy	659,440	1,593,616	915,394	[4]	4,740	3,173,190	2.03%

Jeffrey W. Nolan	319,593	283,252	—		42,062	644,907	—

Robert N. Ryan, Jr.	39,507	—	—		4,740	44,247	—

Neal E. Schmale	224,788	—	—		42,062	266,850	—

Laura A. Sugg	7,979	—	—		42,062	50,041	—

Roger W. Jenkins	844,581	—	—		—	844,581	—

Thomas J. Mireles	72,872	—	—		—	72,872	—

Eric M. Hambly	136,449	—	—		—	136,449	—

E. Ted Botner	100,312	—	—		—	100,312	—

Daniel R. Hanchera	19,858	—	—		—	19,858	—

David R. Looney	143,125	—	—		—	143,125	—

Directors and executive officers as a group[5]	4,072,019	4,034,630	915,394		224,005	9,246,048	5.92%

1	Includes Company Thrift (401(k)) Plan shares in the following amounts: Mr. Jenkins—2,706 shares and Mr. Botner—6,847 shares.

2

Includes shares held by spouse and other household members as follows: Mr. Deming—50,224 shares; Ms. Keller—8,267 shares; Mr. Murphy—653,225 (beneficial ownership expressly disclaimed); and Mr. Nolan—161,562 shares.

3	Includes restricted stock units held by our directors.

4

Includes 552,205 shares owned by The Murphy Foundation of which Mr. Murphy is the President, beneficial ownership is expressly disclaimed. Includes 306,774 shares owned by The 2011 Murphy Family Trust, beneficial ownership expressly disclaimed. Also, includes 56,415 shares owned by The Suzanne and Madison Murphy Grandchildren’s Trust, beneficial ownership expressly disclaimed.

5	Includes twelve directors, twelve executive officers and one director/executive officer.

50      MURPHY OIL CORPORATION

Review, Approval or Ratification of Transactions with Related Persons and Code of Business Conduct and Ethics

During 2022, the Company did not have any transactions with related persons required to be disclosed under Item 404(a) of Regulation S-K, and no such transactions are currently proposed. The Nominating and Governance Committee reviews ordinary course of business transactions with related parties, including firms associated with directors and nominees for director. The Company’s management also monitors such transactions on an ongoing basis. Executive officers and directors are governed by the Company’s Code of Business Conduct and Ethics, which provides that waivers may only be granted by the Board and must be promptly disclosed to stockholders. No such waivers were granted or applied for in 2022. The Company’s Corporate Governance Guidelines require that all directors recuse themselves from any discussion or decision affecting their personal, business or professional interests.

2023 PROXY STATEMENT      51

 Audit Committee Report

In connection with the Company’s December 31, 2022 consolidated financial statements, the Audit Committee (the “Committee”) reviewed and discussed the audited financial statements with management and the specific disclosures contained in the Company’s Form 10-K, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and considered the compatibility of non-audit services with KPMG LLP’s independence. The Audit Committee also reviewed written disclosures and the letter from KPMG LLP as required by the PCAOB regarding such independent accountant’s communications with the Audit Committee concerning independence and has discussed the independence with the accountant. The Committee met five times during 2022. Fees for services provided by the Company’s independent registered public accounting firm, KPMG LLP, for the years ended December 31, 2022, and 2021 are as follows:

	2022	2021

Audit fees	$2,125,000	$2,027,500

Audit-related fees[1]	$49,375	$239,121

Audit and audit-related fees	$2,174,375	$2,266,621

Tax fees	—	—

All other fees	—	—

Total fees	$2,174,375	$2,266,621

1

Audit related fees consisted principally of fees for services in connection with documents filed with the SEC, audits of foreign employee benefit plans, and special reports and related accounting consultations.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2022.

AUDIT COMMITTEE

Lawrence R. Dickerson (Chair)

Elisabeth W. Keller

James V. Kelley

Robert N. Ryan, Jr.

Neal E. Schmale

52      MURPHY OIL CORPORATION

PROPOSAL 4

Approval of Appointment of Independent Registered Public Accounting Firm

    2023 PROXY STATEMENT      53

PROPOSAL 4

The Board desires that the stockholders indicate their approval or disapproval of the Audit Committee’s action in appointing KPMG LLP the Company’s independent registered public accounting firm for the fiscal year 2022. KPMG LLP has been serving the Company and its subsidiaries in this role for many years. KPMG LLP has advised the Company that its members have no direct or indirect financial interest in the Company or any of its subsidiaries. Members of KPMG LLP are expected to be present at the Annual Meeting of Stockholders for the purpose of responding to inquiries by stockholders, and such representatives will have an opportunity to make a statement if they desire to do so. The Audit Committee and the Board believe that the continued retention of KPMG to serve as our independent auditors is in the best interests of the Company and its stockholders.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee is also responsible for the audit fee negotiations with KPMG LLP and pre-approves any engagement of KPMG LLP. Under Murphy’s policy for pre-approval of audit and permitted non-audit services by KPMG LLP, the Audit Committee has delegated the right to pre-approve services between meeting dates to one or more members of the Audit Committee, provided that decisions of such members to grant pre- approvals are presented at the next scheduled meeting of the Audit Committee. The Audit Committee evaluates all services, including those engagements related to tax and internal control over financial reporting, considering the nature of such services in light of auditor independence, in accordance with the rules of the PCAOB. In the fiscal year 2022, the percentage of services designated for audit fees, audit-related fees, tax fees, and all other fees that were approved by the Audit Committee were 98%, 2%, 0%, and 0%, respectively.

Our Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm, but it is not bound by the stockholders’ vote. Even if the selection of KPMG LLP is ratified, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

54      MURPHY OIL CORPORATION

 General Information

 About the Annual Meeting

Submission of Stockholder Proposals

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, stockholder proposals for the 2024 Annual Meeting of Stockholders must be received by the Company at its principal executive office on or before November 25, 2023, for inclusion in the proxy materials.

A stockholder may wish to nominate director candidates or present a proposal on other business at the Annual Meeting of Stockholders in 2024 under the by-laws. This type of proposal is subject to the advance notice provisions of the Company’s by-laws. In the case of the 2024 Annual Meeting of Stockholders, notice must be received by the Company at its principal executive office no earlier than January 11, 2024, and no later than February 10, 2024, and must meet all of the requirements set forth in the advance notice provisions of the Company’s by-laws. In addition to complying with the advance notice provisions of the Company’s by-laws, to nominate a director a stockholder must give timely notice that complies with the additional requirements of Rule 14a-19, and which must be received no later than March 11, 2024.

Proxy Access Stockholder Director Nominations

The Company’s by-laws include a proxy access provision. Under the by-laws, stockholders who meet the requirements set forth in the by-laws may submit director nominations for inclusion in the proxy materials. Proxy access nominations for the 2024 Annual Meeting of Stockholders must be received by the Company at its principal executive office no earlier than October 26, 2023 and no later than November 25, 2023, and must meet all the requirements set forth in the by-laws.

Electronic Availability of Proxy Materials For 2023 Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 10, 2023. This Proxy Statement and Murphy Oil Corporation’s Annual Report to Stockholders and Form 10-K for fiscal year 2022 are available electronically at www.proxydocs.com/MUR.

Other Information

The management of the Company knows of no business other than that described above that will be presented for consideration at the meeting. If any other business properly comes before the meeting, it is the intention of the persons named in the proxies to vote such proxies thereon in accordance with their judgment.

The expense of this solicitation, including cost of preparing and distributing this Proxy Statement, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares.

In certain instances, one copy of the Company’s Annual Report or Proxy Statement is being delivered to two or more stockholders who share an address. Upon request, the Company will promptly deliver a separate copy of the Annual Report or Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered. Conversely, stockholders sharing an address who are receiving multiple copies of Annual Reports or Proxy Statements may request delivery of a single copy.

Requests in this regard should be addressed to:

Murphy Oil Corporation

c/o Corporate Secretary

9805 Katy Freeway, G-200

Houston, Texas 77024

(281) 675-9000

The above Notice and Proxy Statement are sent by order of the Board of Directors.

E. Ted Botner

Senior Vice President,

General Counsel and Corporate Secretary

Houston, Texas

March 24, 2023

    2023 PROXY STATEMENT      55

 Proxy Statement Summary

 and Users’ Guide

				For More Information	Board Recommendation

Proposal 1	Election of Directors			Page 1
	Claiborne P. Deming Lawrence R. Dickerson Michelle A. Earley Roger W. Jenkins	Elisabeth W. Keller James V. Kelley R. Madison Murphy Jeffrey W. Nolan	Robert N. Ryan, Jr. Laura A. Sugg

Proposal 2	Advisory Vote to Approve Executive Compensation			Page 16

Proposal 3	Advisory Vote to Approve the Frequency of an Advisory Vote on Executive Compensation			Page 18	ONE YEAR

Proposal 4	Approval of Appointment of KPMG as Independent Registered Public Accounting Firm			Page 53

INTERNET	MOBILE	PHONE	MAIL	IN PERSON
Go to www.proxyvote.com. You will need the 12-digit number included in your proxy card or notice.	You can scan this QR code to vote with your mobile phone. You will need the 12-digit number included in your proxy card or notice.	Call 1-800-690-6903. You will need the 12-digit number included in your proxy card or notice.	Send your completed and signed proxy card to: Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, NY 11717	See page 57 regarding meeting attendance.

56      MURPHY OIL CORPORATION

When and Where is the Company’s Annual Meeting of Stockholders?

Date: Wednesday, May 10, 2023 Time: 10:00 a.m. Central Daylight Time / 11:00 a.m. Eastern Daylight Time Virtual Location: www.virtualshareholdermeeting.com/MUR2023

May I attend the meeting?

Attendance at the meeting is open to stockholders of record as of March 13, 2023, Company employees and guests. If you are a stockholder, regardless of the number of shares you hold, you may participate in the 2023 Annual Meeting via the virtual meeting website below:

Date: Wednesday, May 10, 2023

Time: 10:00 a.m. CDT / 11:00 a.m. EDT

Virtual Location:

www.virtualshareholdermeeting.com/MUR2023

You will need your control number included on your Notice, proxy card or voting instruction form to be admitted to the meeting as a stockholder, vote your shares and ask questions. Those without a control number may attend as guests but will not have the option to vote or ask questions during the meeting.

Stockholders are encouraged to log in to this website before the start time of the virtual-only 2023 Annual Meeting. Online check-in will begin 15 minutes prior to the start of the meeting. A technician will be available to address any technical difficulties via a phone number provided on the virtual meeting website listed above.

Who may vote?

You may vote if you were a holder of record of Murphy Oil Corporation common stock as of the close of business on March 13, 2023. Each share of common stock is entitled to one vote at the Annual Meeting. You may vote in person at the meeting, or by proxy via the methods explained on page 58 of this document.

Why should I vote?

Your vote is very important regardless of the amount of stock you hold. The Board strongly encourages you to exercise your right to vote as a stockholder of the Company.

Why did I receive a Notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

We are providing access to our proxy materials via the internet. As a result, we have sent a Notice of Internet Availability instead of a paper copy of the proxy materials to most of our stockholders. The Notice contains instructions on how to access the proxy materials via the internet and how to request a paper copy. In addition, the website provided in the Notice allows stockholders to request future proxy materials in printed form by mail or electronically by email. A stockholder’s election to receive proxy materials by mail or email will remain in effect until the stockholder terminates it.

Why did I receive a paper copy instead of a Notice in the mail regarding the internet availability of proxy materials?

We are providing certain stockholders, including those who have previously requested paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice. If you would like to reduce the costs incurred by Murphy in mailing proxy materials and conserve natural resources, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via email. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card. When prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

May I vote my stock by filling out and returning the Notice?

No. Instructions on how to access the proxy materials and vote are in the email sent to you and on the Notice.

How can I access the proxy materials through the internet?

Your Notice or proxy card will contain instructions on how to view our proxy materials for the Annual Meeting via the internet. The Proxy Statement and Annual Report are also available at www.proxydocs.com/MUR.

    2023 PROXY STATEMENT      57

VOTING PROCEDURES

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting is required for approval of matters presented at the meeting. Your proxy will be voted at the meeting unless you (i) revoke it at any time before the vote by filing a revocation with the Corporate Secretary of the Company, (ii) duly execute a proxy card bearing a later date or (iii) vote at the meeting. If you voted via the Internet, mobile device or telephone, you can change your vote with a timely and valid later vote or by voting by ballot at the meeting. Proxies returned to the Company, votes cast other than at the meeting and written revocations will be disqualified if received after commencement of the meeting. If you elect to vote your proxy card or vote by telephone, mobile device or internet as described in the telephone mobile device/internet voting instructions on your proxy card or Notice, the Company will vote your shares as you direct. Your telephone/mobile device internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.

The presence in person or by proxy of the holders of record of a majority of the issued and outstanding Common Stock of the Company entitled to vote at the Annual Meeting shall constitute a quorum to conduct business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

For Proposal 1, the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” for each of the director nominees.

For Proposal 2, the advisory vote on executive compensation, you may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on the proposal.

For Proposal 3, the advisory vote to approve the frequency of an advisory vote on executive compensation, you may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN” from voting on the proposal. If none of the three frequency choices receives majority support, the Board will consider the frequency choice that received the most votes cast to be the choice selected by stockholders.

For Proposal 4, the approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year, you may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on the proposal.

“Broker non-votes” result when brokers or nominees do not receive instruction from the beneficial owners and that broker or nominee does not have discretionary authority to vote on non-routine matters. The proposal to approve the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year is the only routine matter on the ballot. Abstentions and broker non-votes are not counted as votes cast and have no effect on the outcome of any of the proposals.

Votes cast by proxy or in person at the meeting will be counted by the persons appointed by the Company to act as Judges of Election for the meeting.

Unless specification to the contrary is made, the shares represented by the enclosed proxy, if signed and returned, will be voted FOR all the nominees for director, FOR the approval of the compensation of the Company’s Named Executive Officers, for the option of ONE YEAR as the frequency with which stockholders are provided an advisory vote on executive compensation, and FOR the approval of the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm for 2023.

The expenses of printing and distributing proxy material, including expenses involved in forwarding materials to beneficial owners of stock, will be paid by the Company. The Company’s officers or employees, without additional compensation, may solicit the return of proxies from certain stockholders by telephone or other means.

VOTING SECURITIES

On March 13, 2023, the record date for the meeting, the Company had 156,097,995 shares of Common Stock outstanding, all of one class and each share having one vote with respect to all matters to be voted on at the meeting. This amount does not include 39,002,633 shares of treasury stock. Information as to Common Stock ownership of certain beneficial owners and management is set forth in the tables on pages 49 and 50 (“Our Stockholders”).

58      MURPHY OIL CORPORATION

 Annex

NON-GAAP RECONCILIATIONS

Presented below is free cash flow (a non-GAAP financial measure calculated as net cash provided by continuing operations activities, less non-cash working capital changes, property additions and dry hole costs). Management believes free cash flow is important information to provide as it is used by management to evaluate the Company’s ability to generate additional cash from business operations. Free cash flow is a non-GAAP financial measure and should not be considered a substitute for other financial measures as determined in accordance with accounting principles generally accepted in the United States of America. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

($ in millions)	Year Ended December 31, 2022

Net cash provided by continuing operations activities	2,180.2

Property additions and dry hole costs	(985.5)

Less: Net (decrease) increase in noncash working capital	65.7

Free cash flow	$1,260.4

    2023 PROXY STATEMENT      59

Logo MURPHY OIL CORPORATIONOUR PURPOSE We believe in providing energy that empowers people. OUR MISSION we challenge the norm, tap into our strong legacy and use our foresight and financial discipline to deliver Inspired to deliver inspired energy solutions OUR VISION we see a future where we are an industry leader who is positively impacting lives for the next 100 years and beyond. OUR BEHAVIORS Do Right Always Respect people, environment and the Law Follow through on commitments share openly and accurately Make it better Stay with it show resilience Learn into challenges Support each other consider the implications Think Beyond Possible offer solutions step up and lead Don't settle for "good enough" Embrace new opportunitie

9805 KATY FREEWAY, SUITE G-200

HOUSTON, TEXAS 77024

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 9, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 8, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MUR2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 9, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 8, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V03978-P82698-Z83862	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  MURPHY OIL CORPORATION

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors		For	Against	Abstain

Nominees:

	1a.	C.P. Deming	☐	☐	☐

	1b.	L.R. Dickerson	☐	☐	☐

	1c.	M.A. Earley	☐	☐	☐

	1d.	R.W. Jenkins	☐	☐	☐

	1e.	E.W. Keller	☐	☐	☐

	1f.	J.V. Kelley	☐	☐	☐

	1g.	R.M. Murphy	☐	☐	☐

	1h.	J.W. Nolan	☐	☐	☐

	1i.	R.N. Ryan, Jr.	☐	☐	☐

	1j.	L.A. Sugg	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 4, and 1 Year on proposal 3.			For	Against	Abstain

2.	Advisory vote on executive compensation.		☐	☐	☐

		1 Year	2 Years	3 Years	Abstain

3.	Advisory vote on the frequency of an advisory vote on executive compensation.	☐	☐	☐	☐

			For	Against	Abstain

4.	Approval of the appointment of KPMG LLP as independent registered public accounting firm for 2023.		☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V03979-P82698-Z83862

MURPHY OIL CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR ANNUAL MEETING MAY 10, 2023

The stockholder(s) whose name(s) appear(s) on the reverse side hereby appoint(s) Claiborne P. Deming and Roger W. Jenkins, or each of them, as the stockholder’s proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Murphy Oil Corporation which the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held in a virtual-only format via live webcast at www.virtualshareholdermeeting.com/MUR2023 on May 10, 2023, at 10:00 a.m., Central Daylight Time, and any adjournments thereof, as fully as the stockholder(s) could if personally present.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NONE ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSAL 2, FOR PROPOSAL 4 AND THE ONE YEAR OPTION FOR PROPOSAL 3. AS FAR AS THE COMPANY KNOWS, THESE ARE THE ONLY MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING. AS TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED AS PROXIES MAY VOTE THESE SHARES IN THEIR DISCRETION.

Murphy Oil Corporation encourages you to take advantage of one of the convenient ways to vote the shares for proposals to be covered at the Annual Meeting of Stockholders. Please take this opportunity to use one of the four voting methods detailed on the reverse side of this card to vote these shares.

Continued and to be signed on reverse side

9805 KATY FREEWAY, SUITE G-200

HOUSTON, TEXAS 77024

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 9, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MUR2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 9, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V03980-P82698-Z83862	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  MURPHY OIL CORPORATION

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors		For	Against	Abstain

Nominees:

	1a.	C.P. Deming	☐	☐	☐

	1b.	L.R. Dickerson	☐	☐	☐

	1c.	M.A. Earley	☐	☐	☐

	1d.	R.W. Jenkins	☐	☐	☐

	1e.	E.W. Keller	☐	☐	☐

	1f.	J.V. Kelley	☐	☐	☐

	1g.	R.M. Murphy	☐	☐	☐

	1h.	J.W. Nolan	☐	☐	☐

	1i.	R.N. Ryan, Jr.	☐	☐	☐

	1j.	L.A. Sugg	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 4, and 1 Year on proposal 3.			For	Against	Abstain

2.	Advisory vote on executive compensation.		☐	☐	☐

		1 Year	2 Years	3 Years	Abstain

3.	Advisory vote on the frequency of an advisory vote on executive compensation.	☐	☐	☐	☐

			For	Against	Abstain

4.	Approval of the appointment of KPMG LLP as independent registered public accounting firm for 2023.		☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V03981-P82698-Z83862

MURPHY OIL CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR ANNUAL MEETING MAY 10, 2023

The stockholder(s) whose name(s) appear(s) on the reverse side hereby appoint(s) Claiborne P. Deming and Roger W. Jenkins, or each of them, as the stockholder’s proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Murphy Oil Corporation which the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held in a virtual-only format via live webcast at www.virtualshareholdermeeting.com/MUR2023 on May 10, 2023, at 10:00 a.m., Central Daylight Time, and any adjournments thereof, as fully as the stockholder(s) could if personally present.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NONE ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSAL 2, FOR PROPOSAL 4 AND THE ONE YEAR OPTION FOR PROPOSAL 3. AS FAR AS THE COMPANY KNOWS, THESE ARE THE ONLY MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING. AS TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED AS PROXIES MAY VOTE THESE SHARES IN THEIR DISCRETION.

Murphy Oil Corporation encourages you to take advantage of one of the convenient ways to vote the shares for proposals to be covered at the Annual Meeting of Stockholders. Please take this opportunity to use one of the four voting methods detailed on the reverse side of this card to vote these shares.

Continued and to be signed on reverse side